UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Smith & Wesson Holding Corporation

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SMITH & WESSON HOLDING CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 26, 2011
     The Annual Meeting of Stockholders of Smith & Wesson Holding Corporation, a Nevada corporation, will be held at 9:00 a.m., local time, on Monday, September 26, 2011, at 2375 East Camelback Road, Suite 700, Phoenix, Arizona, for the following purposes:
     1. To elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified.
     2. To approve our 2011 Employee Stock Purchase Plan to replace our expiring 2001 Employee Stock Purchase Plan.
     3. To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2011 (“say-on-pay”).
     4. To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”).
     5. To approve the material terms of the performance goals under our 2004 Incentive Stock Plan, as amended, so as to take advantage of the benefits of Section 162(m) of the Internal Revenue Code.
     6. To ratify the appointment of BDO USA, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2012.
     7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
     These items of business are more fully described in the proxy statement accompanying this notice.
     Only stockholders of record at the close of business on August 2, 2011 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
     All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible over the Internet as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by telephone or by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously given your proxy.

Sincerely,

Ann B. Makkiya Secretary

Springfield, Massachusetts
August 17, 2011

VOTING AND OTHER MATTERS	1

PROPOSAL ONE — ELECTION OF DIRECTORS	4

CORPORATE GOVERNANCE	6

COMPENSATION DISCUSSION AND ANALYSIS	10

COMPENSATION COMMITTEE REPORT	18

EXECUTIVE COMPENSATION	18

DIRECTOR COMPENSATION	33

EQUITY COMPENSATION PLAN INFORMATION	35

REPORT OF THE AUDIT COMMITTEE	36

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40

PROPOSAL TWO — PROPOSAL TO APPROVE OUR 2011 EMPLOYEE STOCK PURCHASE PLAN TO REPLACE OUR EXPIRING 2001 EMPLOYEE STOCK PURCHASE PLAN	41

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)	46

PROPOSAL FOUR — ADVISORY VOTE ON DETERMINING THE FREQUENCY OF SAY-ON-PAY	48

PROPOSAL FIVE — PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 2004 INCENTIVE STOCK PLAN, AS AMENDED, SO AS TO TAKE ADVANTAGE OF THE BENEFITS OF SECTION 162(m) OF THE INTERNAL REVENUE CODE	49

PROPOSAL SIX — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT	51

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS	53

HOUSEHOLDING OF PROXY MATERIALS	53

OTHER MATTERS	53

APPENDIX A — 2011 EMPLOYEE STOCK PURCHASE PLAN	A-1

APPENDIX B — AMENDED AND RESTATED 2004 INCENTIVE STOCK PLAN	B-1

SMITH & WESSON HOLDING CORPORATION
2100 Roosevelt Avenue
Springfield, Massachusetts 01104

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
     The enclosed proxy is being solicited on behalf of Smith & Wesson Holding Corporation, a Nevada corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Monday, September 26, 2011, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at 2375 East Camelback Road, Suite 700, Phoenix, Arizona. If you need directions to the location of the meeting, please call (602) 445-8400.
     In accordance with rules adopted by the Securities and Exchange Commission, or the SEC, that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2011 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2011 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.
     These proxy solicitation materials were first released on or about August 17, 2011 to all stockholders entitled to vote at the meeting.
     Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on September 26, 2011. These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2011 annual report for the fiscal year ended April 30, 2011, are available at www.proxyvote.com.
Stockholders Entitled to Vote; Record Date; How to Vote
     Stockholders of record at the close of business on August 2, 2011, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were 65,811,531 issued and 64,611,531 outstanding shares of our common stock, respectively. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.
     If, on August 2, 2011, your shares were registered directly in your name with our transfer agent, Interwest Transfer Co., Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting. Alternatively, you may vote by proxy over the Internet as instructed above or, if you receive paper copies of the proxy materials by mail, by using the accompanying proxy card or by telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the Internet as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, by filling out and returning the enclosed proxy card or by telephone as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person.

     If, on August 2, 2011, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your proxy. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.
Quorum; Required Vote; Broker Non-Votes and Abstentions
     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast in person or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present.
     Assuming that a quorum is present, the seven persons receiving the largest number of “for” votes of our common stock present in person or by proxy at the meeting and entitled to vote (a plurality) will be elected directors. Stockholders do not have the right to cumulate their votes in the election of directors. The affirmative vote of a majority of the votes cast will be required to approve our 2011 Employee Stock Purchase Plan, or our 2011 ESPP, to replace our expiring 2001 Employee Stock Purchase Plan, or our 2001 ESPP, to approve the material terms of the performance goals under our 2004 Incentive Stock Plan, as amended, or our 2004 Incentive Stock Plan, so as to take advantage of the benefits of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and to ratify the appointment of BDO USA, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2012. The advisory vote on the compensation of our named executive officers for fiscal 2011 (“say-on-pay”) and the advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”) are non-binding, but the Board of Directors will consider the input of stockholders based on a majority of votes cast for the say-on-pay proposal and the say-on-frequency proposal alternative that receives the most votes cast.
     Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of BDO USA, LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2012. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.
     Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, the proposal to approve our 2011 ESPP to replace our expiring 2001 ESPP, the say-on-pay and say-on-frequency proposals, or the proposal to approve the material terms of the performance goals under our 2004 Incentive Stock Plan so as to take advantage of the benefits of Section 162(m) of the Code if they have not received specific instructions from their clients. For your vote to be counted in the election of directors or voting to approve our 2011 ESPP, on the say-on-pay and say-on-frequency proposals, or the approval of the material terms of the performance goals under our 2004 Incentive Stock Plan, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

     As provided in our bylaws, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the election of directors, the proposal to approve our 2011 ESPP to replace our expiring 2001 ESPP, the say-on-pay proposal, the say-on-frequency proposal, the proposal to approve the materials terms of the performance goals under our 2004 Incentive Stock Plan so as to take advantage of the benefits of Section 162(m) of the Code, or the proposal to ratify the appointment of BDO USA, LLP as the independent auditor of our company for the fiscal year ending April 30, 2012, as each such proposal is determined by reference to the votes actually cast by the shares present in person or by proxy at the meeting and entitled to vote.
Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of each of the seven director nominees set forth in this proxy statement, (2) “for” the proposal to approve our 2011 ESPP to replace our expiring 2001 ESPP, (3) “for” the approval of the compensation of our named executive officers for fiscal 2011, (4) to hold an advisory vote on the compensation of our named executive officers on an annual basis, (5) “for” the approval of the material terms of the performance goals under our 2004 Incentive Stock Plan so as to take advantage of the benefits of Section 162(m) of the Code, and (6) “for” the ratification of the appointment of BDO USA, LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2012 . If any other matter is properly presented at the meeting, the individuals specified in the proxy will vote your shares using their best judgment.
Revocability of Proxies
     Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
Solicitation
     We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
     Our 2011 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
     We will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in our Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our secretary at the address of our executive offices set forth in this proxy statement.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
     Our articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The number of directors currently is fixed at seven. Our articles of incorporation and bylaws provide that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.
     A board of seven directors is to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.
     Our Board of Directors recommends a vote “for” the nominees listed below.
     The following table sets forth certain information regarding the nominees for directors of our company:

Name	Age	Position
Barry M. Monheit	64	Chairman of the Board (1)(2)
Robert L. Scott	65	Vice Chairman of the Board (2)(3)
Michael F. Golden	57	President, Chief Executive Officer, and Director
Robert H. Brust	68	Director (1)
John B. Furman	67	Director (1)(3)
Mitchell A. Saltz	58	Director
I. Marie Wadecki	62	Director (1)(2)(3)

(1)	Member of the Audit Committee.

(2)	Member of the Nominations and Corporate Governance Committee.

(3)	Member of the Compensation Committee.
     Barry M. Monheit has served as a director of our company since February 2004. Mr. Monheit has served as the Chief Executive Officer of Earth911, Inc., an environmental solutions company that serves as a single-service provider of recycling and environment-related programs since June 2011. Mr. Monheit served as a financial and operational consultant from April 2010 until June 2011. From May 2009 until April 2010, Mr. Monheit was a Senior Managing Director of FTI Palladium Partners, a financial consulting division of FTI Consulting, Inc., a New York Stock Exchange-listed global advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory, and economic environment. Mr. Monheit was a consultant focusing on financial and operational issues in the corporate restructuring field from January 2005 until May 2009. From July 1992 until January 2005, Mr. Monheit was associated in various capacities with FTI Consulting, Inc., serving as the President of its Financial Consulting Division from May 1999 through November 2001. Mr. Monheit was a partner with Arthur Andersen & Co. from August 1988 until July 1992, serving as partner-in-charge of its New York Consulting Division and partner-in-charge of its U.S. Bankruptcy and Reorganization Practice. We believe Mr. Monheit’s extensive experience in financial and operational consulting gained as an executive of major restructuring firms and his executive experience with major companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.
     Robert L. Scott has served as a director of our company since December 1999. Mr. Scott is the Chairman of the National Shooting Sports Foundation and a Governor of the Sporting Arms and Ammunition Institute. Mr. Scott served as a consultant to our company from May 2004 until February 2006; President of our company from December 1999 until September 2002; Chairman of our wholly owned subsidiary, Smith & Wesson Corp., from January 2003 through December 2003; and President of Smith & Wesson Corp. from May 2001 until

December 2002. From December 1989 to December 1999, Mr. Scott served as Vice President of Sales and Marketing and later as Vice President of Business Development of Smith & Wesson Corp. prior to its acquisition by our company. Prior to joining Smith & Wesson Corp., Mr. Scott was employed for eight years in senior positions with Berkley & Company and Tasco Sales Inc., two leading companies in the outdoor industry. Mr. Scott is a director of OPT Holdings, a private company marketing hunting accessories. We believe Mr. Scott’s prior extensive service with our company and his very extensive industry knowledge and expertise provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.
     Michael F. Golden has served as the President and Chief Executive Officer and a director of our company since December 2004. Mr. Golden was employed in various executive positions with the Kohler Company from February 2002 until joining our company, with his most recent position being the President of its Cabinetry Division. Mr. Golden was the President of Sales for the Industrial/Construction Group of the Stanley Works Company from 1999 until 2002; Vice President of Sales for Kohler’s North American Plumbing Group from 1996 until 1998; and Vice President — Sales and Marketing for a division of The Black & Decker Corporation where he was employed from 1981 until 1996. We believe Mr. Golden’s position as the President and Chief Executive Officer of our company, his intimate knowledge and experience with all aspects of the operations, opportunities, and challenges of our company, and his long business career at major companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.
     Robert H. Brust has served as a director of our company since July 2011. Mr. Brust served as Chief Financial Officer for Sprint Nextel Corporation, a wireless and wireline communications company, from May 2008 until his retirement in April 2011. From February 2007 to May 2008, Mr. Brust was retired. From January 2000 to February 2007, Mr. Brust served as Executive Vice President of the Eastman Kodak Company, a provider of photographic products and services, and, from January 2000 to November 2006, he also served as Chief Financial Officer of Eastman Kodak. Mr. Brust was Senior Vice President and Chief Financial Officer of Unisys Corporation from 1997 to 1999. He also worked in a variety of financial and financial management positions at General Electric Company from 1965 to 1997. Mr. Brust is a member of the board of directors and audit committee chairman of Covidien Ltd., a developer, manufacturer, and provider of healthcare products; a member of the ICG Commerce Manufacturing Executive Advisory Board; and a trustee for the Nantucket Cottage Hospital. Mr. Brust previously served as a director and a member of the Audit Committee of Delphi Corporation and Applied Materials, Inc. We believe Mr. Brust’s extensive financial leadership experience at a number of world class, publicly traded companies, his extensive knowledge of financial and operational practices in manufacturing environments, and his prior board experience with consumer-oriented companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.
     John B. Furman has served as a director of our company since April 2004. Since leaving the practice of law in August 1998, Mr. Furman has served as a consultant to or an executive of a number of companies, including serving as the chief executive officer of two public companies, with his focus being on restructurings, business transactions, capital formation, and product commercialization. From February 2009 until December 2009, Mr. Furman was the President and Chief Executive Officer of Infinity Resources LLC, a privately held environmental solutions company based in Scottsdale, Arizona that serves as a single-source provider of recycling programs. Mr. Furman served as President and Chief Executive Officer of GameTech International, a publicly traded company involved in interactive bingo systems, from September 2004 until July 2005. Mr. Furman served as President and Chief Executive Officer and a director of Rural/Metro Corporation, a publicly traded provider of emergency and fire protection services, from August 1998 until January 2000. Mr. Furman was a senior member of the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, from January 1983 until August 1998; he was Associate General Counsel of Waste Management, Inc., a New York Stock Exchange-listed provider of waste management services, from May 1977 until December 1983; and Vice President, Secretary, and General Counsel of the Warner Company, a New York Stock Exchange-listed company involved in industrial mineral extractions and processing, real estate development, and solid and chemical waste management, from November 1973 until April 1977. Mr. Furman is a director and Chairman of the Compensation Committee of MarineMax, Inc., a New York Stock Exchange-listed company that is the nation’s largest recreational boat dealer. We believe Mr. Furman’s experience as a chief executive officer and a consultant to multiple companies, his experience as a lawyer in private practice and for corporations, and his experience as a public company director provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

     Mitchell A. Saltz has served as a director of our company since October 1998. Mr. Saltz has served as the Chairman of Earth911, Inc., an environmental solutions company that serves as a single-service provider of recycling and environment-related programs, services, and information, and its predecessors since 2005 and the Chairman and Managing Partner of Southwest Capital Partners, an investment banking firm, since 2009. Mr. Saltz served as Chairman of the Board and Chief Executive Officer of our company from February 1998 through December 2003. Mr. Saltz founded Saf-T-Hammer in 1997, which developed and marketed firearm safety and security products designed to prevent the unauthorized access to firearms, which acquired Smith & Wesson Corp. from Tomkins, PLC in May 2001 and changed its name to Smith & Wesson Holding Corporation. We believe Mr. Saltz’s history as a founder of our company, his service as a former officer of our company, and his financial, investment, and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.
     I. Marie Wadecki has served as a director of our company since September 2002. Ms. Wadecki served as the Corporate Budget Director of the McLaren Health Care Corporation, a Michigan-based $3.5 billion eight-hospital health care system, from January 2001 until her retirement in September 2007. Ms. Wadecki was employed by McLaren for more than 30 years, holding positions of increasing responsibility. In November 2008, Ms. Wadecki was appointed to the McLaren Foundation Board of Trustees. Ms. Wadecki is a member of the National Association of Corporate Directors, the American College of Healthcare Executives, Women Business Leaders of the U.S. Healthcare Industry Foundation, and Women Corporate Directors. Ms. Wadecki maintains the Certificate of Director Education from the Corporate Directors Institute of the National Association of Corporate Directors. We believe Ms. Wadecki’s long employment history with a major health care organization, her financial background, and her corporate governance expertise provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors.
     There are no family relationships among any of our directors and executive officers.
CORPORATE GOVERNANCE
Director Independence
     Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Robert H. Brust, John B. Furman, Barry M. Monheit, Mitchell A. Saltz, Robert L. Scott, and I. Marie Wadecki is an independent director, as “independence” is defined by the listing standards of the Nasdaq Stock Market, or Nasdaq, and by the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Michael F. Golden is an employee director.
Committee Charters, Corporate Governance Guidelines, and Code of Ethics
     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.smith-wesson.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials specified by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our secretary at the address of our executive offices set forth in this proxy statement.
Executive Sessions
     We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. The Chairman of our Board of Directors serves as the presiding director of such executive sessions.

Board Committees
     Our bylaws authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee, each consisting entirely of independent directors.
   The Audit Committee
     The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.
     The Audit Committee currently consists of Messrs. Brust, Furman, and Monheit and Ms. Wadecki, each of whom is an independent director of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Our Board of Directors has determined that each of Messrs. Brust, Monheit, and Furman and Ms. Wadecki, whose backgrounds are detailed above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Monheit serves as the Interim Chairman of the Audit Committee.
   The Compensation Committee
     The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Furman and Scott, and Ms. Wadecki, each of whom is an independent director of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act. Mr. Furman chairs the Compensation Committee.
   The Nominations and Corporate Governance Committee
     The purpose of the Nominations and Corporate Governance Committee includes the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Monheit and Scott and Ms. Wadecki, each of whom is an independent director of our company under Nasdaq listing standards as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act. Ms. Wadecki chairs the Nominations and Corporate Governance Committee.
     The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our secretary at the address of our executive offices set forth in this proxy statement. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.
Risk Assessment of Compensation Policies and Practices
     We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.
Board’s Role in Risk Oversight
     Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.
     In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, securities repurchases, debt and equity placements, and product introductions. In addition, our Board of Directors regularly receives reports from our Vice President of Internal Audit and Chief Compliance Officer.
     Our board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. The Compensation Committee considers the risk that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominations and Corporate Governance Committee oversees governance related risk, such as board independence, conflicts of interests, and management and succession planning.
Board Diversity
     We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prescribed by law. The assessment of prospective directors is made in the context of the perceived needs of our Board of Directors from time to time.
     All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure
     We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of our Board of Directors by not requiring the separation of the roles of Chief Executive Officer and Chairman of the Board.
     We maintain separate roles between the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of our company. The Chairman of the Board provides input to the Chief Executive Officer, sets the agenda for board meetings, and presides over meetings of the full Board of Directors as well as executive sessions of the Board of Directors.
Compensation Committee Interlocks and Insider Participation
     During our fiscal year ended April 30, 2011, Messrs. Furman and Scott served on our Compensation Committee. Ms. Wadecki joined our Compensation Committee on January 3, 2011 replacing Jeffrey D. Buchanan who became our Executive Vice President, Chief Financial Officer, and Treasurer. None of these individuals had any material contractual or other relationships with us during such fiscal year except as directors or, in connection with his employment as our Executive Vice President, Chief Financial Officer, and Treasurer, Mr. Buchanan’s compensation as disclosed below under “Compensation Discussion and Analysis” and “Executive Compensation.”
Board and Committee Meetings
     Our Board of Directors held a total of 17 meetings during the fiscal year ended April 30, 2011. During the fiscal year ended April 30, 2011, the Audit Committee held six meetings; the Compensation Committee held four meetings; and the Nominations and Corporate Governance Committee held four meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she was a member.
Annual Meeting Attendance
     We encourage each of our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders. All of our directors attended our 2010 annual meeting of stockholders, except Mr. Brust who was not a director at that time.
Communications with Directors
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Smith & Wesson Holding Corporation c/o any specified individual director or directors at the address of our executive offices set forth in this proxy statement. Any such letters are sent to the indicated directors.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     Our Board of Directors has appointed a Compensation Committee, consisting exclusively of independent directors. The Compensation Committee is authorized to determine and approve, or make recommendations to our Board of Directors with respect to, the compensation of our Chief Executive Officer and other executive officers and grant or recommend the grant of stock-based compensation to our Chief Executive Officer and other executive officers under our 2004 Incentive Stock Plan. The Compensation Committee from time to time makes recommendations regarding the compensation of employees who are not executive officers.
     The compensation program for our executive officers consists primarily of base salary, performance-based cash incentive compensation, and long-term incentives in the form of stock-based compensation, including stock options, restricted stock, restricted stock units, or RSUs, and other long-term equity incentives. Our executive officers also participate in other benefit plans, including profit sharing and medical and retirement plans, which generally are available to all regular full-time employees of our company. We consider each element of compensation collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation for our executive officers.
     Our philosophy is to pay base salaries to our executive officers at levels that enable us to attract, motivate, and retain highly qualified executives. Our executive compensation program links cash incentive compensation to the achievement of pre-established corporate financial performance objectives and provides long-term stock-based incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. We annually establish a performance-based incentive compensation program designed to reward individuals for performance based primarily on our financial results as well as the achievement of corporate and individual objectives that contribute to our long-term goal of building stockholder value. Our stock-based compensation is intended to result in limited rewards if the price of our common stock does not appreciate or does not appreciate above certain levels, but may provide substantial rewards to our executive officers (as well as to our stockholders in general) if our common stock appreciates or appreciates above certain levels. Our stock-based compensation is also intended to align the interests of our executive officers with those of our stockholders and to align compensation with the price performance of our common stock. Total compensation levels reflect corporate positions, responsibilities, and achievement of goals. As a result of our performance-based philosophy to compensation, compensation levels may vary significantly from year-to-year and among our various executive officers. In general, we expect the compensation level of our Chief Executive Officer to be higher than that of our other executive officers, assuming relatively equal achievement of individual performance goals, since our compensation policies set our base salaries, incentive compensation, and stock-based compensation after reviewing those of comparable companies, which generally compensate the chief executive officers at higher levels because of their roles and their importance to overall company success.
     The Compensation Committee generally recommends base salary levels for executive officers of our company at the beginning of each fiscal year and recommends the payment of incentive compensation, if any, at the end of each fiscal year based upon the performance of our company and our executive officers.
     We believe that the overall compensation levels for our executive officers, including our named executive officers, are in alignment with our “pay-for-performance” philosophy and have been consistent with our performance. We have not increased our Chief Executive Officer’s base salary in three years. As a result of our financial performance over the past three years and the requirements of our annual cash incentive plan, none of our executive officers received any cash incentive compensation pursuant to that plan for our 2009 and 2011 fiscal years and received only a partial payment for our 2010 fiscal year. However, as discussed below, all of our executive officers received modest discretionary cash bonuses in fiscal 2009, and two of our executive officers received modest discretionary cash bonuses in fiscal 2011. Finally, our equity compensation design provides that executives only receive value if we deliver stock price performance. Our equity compensation consists of stock options, which provide value only in the event of stock price increases, and performance-based RSUs, which are earned only if the relative performance of our common stock exceeds the performance of the Nasdaq Composite Index during the three-year period following the date of grant.

Goals
     The goals of our executive compensation program are as follows:
•	to attract, motivate, and retain highly qualified executives;

•	to reflect our company’s culture and approach to total rewards, which includes benefits, work environment, and development opportunities;

•	to reflect our philosophy of pay-for-performance;

•	to provide a rational and consistent approach to compensation, which is understood by senior leadership;

•	to align compensation to the interests of our company as a whole and its stockholders; and

•	to recognize corporate stewardship and fiscal responsibility.
Role of the Compensation Committee and Chief Executive Officer
     The Compensation Committee reviews and recommends to our Board of Directors the compensation of our Chief Executive Officer and our other executive officers. Annually, our Compensation Committee evaluates the performance of our Chief Executive Officer and recommends to our Board of Directors the compensation for our Chief Executive Officer in light of the goals and objectives of our compensation program for that year. Our Compensation Committee, together with our Chief Executive Officer, annually assesses the performance of our other executive officers. Based on the determinations of our Compensation Committee after receiving recommendations from our Chief Executive Officer, our Compensation Committee, with input from its independent compensation consultants, makes recommendations to our Board of Directors regarding the compensation for our other executive officers.
     At the request of our Compensation Committee, our Chief Executive Officer generally attends a portion of some of our Compensation Committee meetings, including meetings at which our independent compensation consultants are present. This enables our Compensation Committee to review with our Chief Executive Officer the corporate and individual goals that the Chief Executive Officer regards as important to achieve our overall success. Our Compensation Committee also requests our Chief Executive Officer to assess the performance of and our goals for our other executive officers. Although the participation of the Chief Executive Officer could influence performance targets and individual goals, including his own, the Compensation Committee, with the assistance of its independent compensation consultants, rather than our Chief Executive Officer, makes board recommendations regarding individual and corporate goals and targets. Our Chief Executive Officer does not attend any portion of meetings at which his compensation is discussed.
Compensation Surveys and Independent Compensation Consultants
     In determining compensation levels, we periodically review compensation levels in our geographical area, compensation levels of companies that we deem to be generally similar to our company regardless of their location, competitive factors to enable us to attract executives from other industries, and compensation levels that we deem appropriate to retain and motivate our executive officers. We use this peer group information as a point of reference, but do not benchmark or target our compensation levels against our peer groups.
     From time to time, the Compensation Committee retains the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of its compensation consultants, and its compensation consultants report directly to the Compensation Committee.

Base Salary
     We target base salaries at levels required to attract, motivate, and retain highly qualified individuals assuming that they will not receive incentive compensation, but reflecting the possible receipt of incentive compensation. Base salaries for our executive officers are established based on an executive’s position, responsibilities, skills, experience, performance, and contributions. In determining base salaries, we also take into account individual performance and contributions, future potential, competitive salary levels for comparable positions at other companies, salary levels relative to other positions within our company, and corporate needs. The Compensation Committee’s evaluation of the foregoing factors is subjective, and the Compensation Committee does not assign a particular weight to any one factor.
     The Compensation Committee independently recommends to the full Board of Directors the base salary of our Chief Executive Officer. The base salaries for our other executive officers, other than the Chief Executive Officer, are recommended by the Compensation Committee following consultations with the Chief Executive Officer. The Compensation Committee’s evaluation of the recommendations of our Chief Executive Officer considers the same factors outlined above.
Cash Incentive Compensation
     We annually establish a performance-based cash incentive compensation program for our executive officers. In establishing a compensation program for any particular year or period, we focus on then current corporate goals and, to a lesser extent, individual goals. Annual incentive compensation is based on our financial performance and the individual responsibilities and performance of our executive officers. Our incentive compensation targets for bonuses for our executive officers are approved by our Board of Directors. Executive officer incentive compensation targets are subject to change based on the Compensation Committee’s periodic reviews of economic, industry, and competitive data, changes in individual responsibility, and our compensation philosophy.
Stock-Based Compensation
     We strongly believe in tying executive rewards directly to our long-term success and increases in stockholder value through stock-based compensation. Our stock-based compensation is intended to result in limited rewards if the price of our common stock does not appreciate or does not appreciate above certain levels, but may provide substantial rewards to our executive officers (as well as to our stockholders in general) if our common stock appreciates or appreciates above certain levels. Our stock-based compensation also enables our executive officers to develop and maintain a significant stock ownership position in our company. The amount of stock-based compensation granted takes into account previous grants to an executive officer; an executive officer’s position with our company; the performance, contributions, skills, experience, and responsibilities of the executive officer; the cost to our company; the executive officer’s total compensation in relationship to our peer companies; and other factors that we deem appropriate from time to time. Historically, our stock-based compensation has been through the grant of stock options and RSUs. We generally set vesting levels for stock options and RSUs over multiple year periods to encourage executive retention. We currently establish performance requirements for the vesting of RSUs.
Other Benefits
     Our executive officers are eligible to participate in benefit programs maintained for all of our full-time employees. These programs include medical insurance, a qualified defined investment plan, a non-contributory profit sharing plan, and a medical program.
     In addition, from time to time, our Board of Directors has provided certain of our executive officers with perquisites that we believe are reasonable. We do not view perquisites as a significant element of our executive compensation program, but do believe they can be useful in attracting, motivating, and retaining the executive talent for which we compete. We believe that these additional benefits may assist our executive officers in performing their duties and provide time efficiencies for our executive officers in appropriate circumstances. In the future, we may provide additional perquisites to our executive officers as an element of their overall compensation. We do not expect these perquisites to be a significant element of our compensation program. All future practices regarding perquisites will be approved and subject to periodic review by our Compensation Committee.
Deductibility of Executive Compensation
     We take into account the tax effect of our compensation policies and programs. Section 162(m) of the Code currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and three other most highly compensated executive officers (excluding the chief financial officer). We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We currently intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m), including such awards granted pursuant to our 2004 Incentive Stock Plan in the event such proposal is approved by our stockholders.
Accounting Considerations
     We account for stock-based employee compensation arrangements in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 “Compensation — Stock Compensation.” In determining stock-based compensation, we consider the potential expense of those grants under FASB ASC Topic 718 and the impact on our earnings per share.
Policies for the Pricing and Timing of Stock-Based Compensation
     We set the price of all stock-based awards at the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. We grant stock-based compensation to our executive officers annually on scheduled dates. In the case of new hires, grant prices are determined by the closing price of our common stock on the date the employee reports for service. We authorize our Chief Executive Officer to grant stock-based compensation to employees who are not executive officers, subject to limitations on amount and review and subsequent reporting to the Compensation Committee.
Fiscal 2011 Compensation
  Compensation Consultants
     We engaged Compensia, Inc. to assist us in the design of our executive compensation program for fiscal 2011. Compensia identified two categories of companies deemed generally relevant to us: one category consisted of industry peers involved in aerospace and defense, and one category consisted of companies in other industries. The aerospace and defense companies were Argon ST, Ceradyne, Ducommun, GenCorp, Heico, TransDigm Group, and American Science & Engineering. The companies involved in other industries were Artic Cat, Astec Industries, Comtech Telecommunications, Dorman Products, EMS Technologies, Ladish, National Presto Industries, and Sturm, Ruger & Company. Compensia provided us with the survey results and an analysis of our peer companies; determined our position among the peer companies; developed recommendations and guidelines for the structure of our compensation program; and reviewed the overall compensation package and advised our Compensation Committee regarding the appropriateness of our compensation program.
  Base Salaries
     As is our practice, we generally set base salaries for our executive officers at the beginning of the fiscal year. Our fiscal 2011 compensation, including base salaries, focused on the size of our company, the position and function of the executive officer, and the performance of our company and our subsidiaries rather than individual performance. For fiscal 2011, we instituted 3.0% base salary increases for each of P. James Debney, our Vice President and President of our firearm division, and William F. Spengler, our former Executive Vice President, Chief Financial Officer, and Treasurer; a 5.8% base salary increase for Barry K. Willingham, our Vice President and President of our security solutions division, in connection with his promotion to Vice President of our company; and

a 25.0% base salary increase for Ann B. Makkiya, our Vice President, Secretary, and Corporate Counsel, as a result of recommendations made by our Compensation Committee and our external compensation consultants in order to align Ms. Makkiya’s salary with comparable executives in other industries.
  Cash Incentive Compensation
     Our 2011 Incentive Compensation Program was based on company-wide performance measures for Messrs. Golden and Spengler and Ms. Makkiya; performance measures for our firearm division for Mr. Debney and John R. Dineen, the Vice President of Finance of our firearm division; and performance measures for our security solutions division for Mr. Willingham. Depending on the achievement of the minimum performance threshold and the level of financial performance of our company during the applicable period, Mr. Golden had the potential to receive a bonus equal to between 12.0% and 150.0% of his base salary; Mr. Spengler had the potential to receive a bonus equal to between 9.0% and 112.5% of his base salary; Mr. Debney had the potential to receive a bonus equal to between 3.6% and 90.0% of his base salary; Ms. Makkiya had the potential to receive a bonus equal to between 6.0% and 75.0% of her base salary; Mr. Dineen had the potential to receive a bonus equal to between 3.0% and 75.0% of his base salary; and Mr. Willingham had the potential to receive a bonus equal to between 5.3% and 75.0% of his base salary. Eligibility for payment of any award under our 2011 Incentive Compensation Program was subject to the continued employment of each named executive officer at the end of fiscal 2011. Mr. Buchanan did not participate in our 2011 Incentive Compensation Program since he joined our company approximately nine months after the beginning of our 2011 fiscal year. Mr. Spengler was not eligible to receive any awards under our 2011 Incentive Compensation Program because he left our company prior to the end of fiscal 2011.
     Our 2011 Incentive Compensation Program established three company-wide corporate financial performance measures based on our gross profit, revenue, and EBITDAS, weighted 30%, 30%, and 40%, respectively, provided that our failure to reach a threshold of at least 80% of the targeted EBITDAS measure would result in no incentive compensation being paid regardless of the achievement of the other performance measures.
     The targets for each of the company-wide performance measures were as follows: gross profit — $156.0 million; revenue — $473.7 million; and EBITDAS — $70.5 million. Assuming the minimum target measure for EBITDAS was achieved, a portion of the potential bonus for each measure would be payable for satisfying between 80% and 150% of the measure, with 80% resulting in 30% of the potential incentive compensation for that measure and 150% resulting in 150% of the potential incentive compensation for that measure. Based upon the failure to achieve the company-wide performance measures, no incentive compensation was paid to any of our executive officers for fiscal 2011 for company-wide performance measures.
     Our 2011 Incentive Compensation Program for Messrs. Debney and Dineen focused on the following performance measures for our firearm division: gross profit; revenue; EBITDAS; cost savings programs; and free cash flow, each weighted 20%, provided that the failure to reach at least 80% of the targeted EBITDAS measure would result in no incentive compensation being paid. The targets for each of the performance measures were as follows: gross profit — $126.5 million; revenue — $379.2 million; EBITDAS — $70.2 million; cost savings programs — $10.0 million; and free cash flow — $29.3 million. Assuming the minimum measure for EBITDAS was achieved, a portion of the potential bonus for each measure would be payable for satisfying between 80% and 150% of the measure, with 80% resulting in 30% of the potential incentive compensation for that measure and 150% resulting in 150% of the potential incentive compensation for that measure. Based upon the failure to achieve the firearm division performance measures, no incentive compensation was paid to Messrs. Debney or Dineen.
     Our 2011 Incentive Compensation Program for Mr. Willingham focused on the following performance measures for the security solutions division: gross profit, revenue, EBITDAS, and purchase order generation, weighted 30%, 25%, 35%, and 10%, respectively, provided that the failure to reach at least 80% of the targeted EBITDAS measure would result in no incentive compensation being paid. The targets for each of the performance measures were as follows: gross profit — $29.5 million; revenue — $94.5 million; EBITDAS — $11.1 million; and purchase order generation — $145.0 million. Assuming the minimum measure for EBITDAS was achieved, a portion of the potential bonus for each measure would be payable for satisfying between 80% and 150% of the measure, with 80% resulting in 30% of the potential incentive compensation for that measure and 150% resulting in 150% of the potential incentive compensation for that measure. No incentive compensation was paid to Mr. Willingham based upon the failure to achieve the security solutions division performance measures.

     Our 2010 Incentive Compensation Program established a target bonus opportunity equal to a percentage of the base salary of each named executive officer. As a result of the uncertainty of national economic conditions and industry factors that existed during fiscal 2010, our 2010 Incentive Compensation Program included two separate and independent six-month performance periods. For each six-month performance period, depending on the achievement of the minimum performance threshold and the level of financial performance of our company during the applicable period, Mr. Golden had the potential to receive a bonus equal to between 12.5% and 200% of his pro-rated base salary for the six-month period; Mr. Spengler had the potential to receive a bonus equal to between 9.375% and 150% of his pro-rated base salary for the six-month period; and each other named executive officer had the potential to receive a bonus equal to between 6.25% and 100% of his or her pro-rated base salary for the six-month period. Based upon the level of achievement of the performance measures, incentive compensation was paid as follows for the first six-month period of fiscal 2010: Mr. Golden — $300,356; Mr. Spengler — $160,190; and Ms. Makkiya — $53,397. Based upon the level of achievement of the performance measures, incentive compensation was paid as follows for the second six-month period of fiscal 2010: Mr. Golden — $217,721; Mr. Spengler — $116,118; Mr. Debney — $83,003; and Ms. Makkiya — $42,160.
     No incentive compensation was paid to our executive officers for fiscal 2009 as a result of our failure to achieve the operating profit thresholds in place for that fiscal year.
  Stock-Based Compensation
     During fiscal 2011, our stock-based compensation to our executive officers took the form of grants of stock options and performance-based RSUs. The amount of stock-based compensation granted during fiscal 2011 reflected previous grants to our executive officers; each executive officer’s position with our company; the performance, contributions, skills, experience, and responsibilities of each executive officer; the cost of the stock-based compensation to our company; each executive officer’s total compensation in relationship to our peer companies; and changes in corporate positions within our company. Our stock-based compensation for fiscal 2010 also took the form of grants of stock options and performance-based RSUs. Our stock-based compensation program for fiscal 2009 took the form of grants of stock options.
     During fiscal 2011, we granted stock options to purchase the following number of shares to the following named executive officers: 54,200 to Mr. Golden; 34,900 to Mr. Spengler; 25,000 to Mr. Debney; 200,000 to Mr. Buchanan in connection with is employment as Executive Vice President, Chief Financial Officer, and Treasurer; 21,000 to Mr. Willingham; 20,000 to Ms. Makkiya; and 20,000 to Mr. Dineen. Pursuant to the grants, each executive officer becomes vested as to one-third of the stock options on each of the first, second, and third anniversaries of the date of grant. Each executive officer forfeits the unvested portion, if any, of the stock options if the executive officer’s service to our company is terminated for any reason, except as otherwise set forth in any employment or severance agreement between our company and the named executive officer or as may otherwise be determined by the administrator of our 2004 Incentive Stock Plan. See “Executive Compensation — Potential Payments Upon Termination or Change in Control.” All of Mr. Spengler’s stock options expired in accordance with their terms following the voluntary termination of his employment during fiscal 2011. Upon a change in control of our company not approved by our Board of Directors, the vesting on any unvested stock options will accelerate. In addition, certain of the employment and severance agreements with our named executive officers provide for the acceleration of unvested stock options upon a qualifying change in control of our company or if the named executive officer is terminated for any reason other than a termination by us for cause. See “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
     During fiscal 2011, we also granted Mr. Golden performance-based RSUs for a target of 33,600 shares and a maximum amount of 67,200 shares; Mr. Spengler performance-based RSUs for a target of 21,600 shares and a maximum of 43,200 shares; Mr. Debney performance-based RSUs for a target of 15,000 shares and a maximum of 30,000 shares; Mr. Willingham performance-based RSUs for a target of 20,000 shares and a maximum of 40,000 shares; and Ms. Makkiya performance-based RSUs for a target of 15,000 shares and a maximum of 30,000 shares. These performance-based RSUs vest based on the relative performance of our common stock against the Nasdaq Composite Index over the three-year period following the date of grant. If the relative performance of our common stock (measured based on the average closing price of our common stock during the 90-calendar-day-period immediately prior to the three year anniversary of the date of grant against the average closing price of our common stock during the 90-calendar-day-period immediately following the date of grant) does not exceed the relative performance of the Nasdaq Composite Index (measured based on the average closing price of the Nasdaq Composite Index during the 90-calendar-day-period immediately prior to the three year anniversary of the date of grant against the average closing price of the Nasdaq Composite Index during the 90-calendar-day-period immediately following the date of grant), then no RSUs subject to the awards will vest. If the relative performance of our common stock exceeds the relative performance of the Nasdaq Composite Index, then the RSUs subject to the awards will vest on a straight-line basis up the maximum award, with 100% of the RSUs subject to the awards (the target number of RSUs) vesting if the relative performance of our common stock exceeds the relative performance of the Nasdaq Composite Index by 10%, and 200% of the RSUs subject to the awards (the maximum number of RSUs) vesting if the relative performance of our common stock exceeds the relative performance of the Nasdaq Composite Index by 20% or more. Upon a change in control of our company prior to the three year anniversary of the date of grant, Mr. Golden will become vested in the number of RSUs subject to the award in accordance with the formula described above, provided that (i) the relative performance of our common stock will be measured based on the consideration offered for one share of our common stock in the change in control against the average closing price of our common stock during the 90-calendar-day period immediately following the date of grant; and (ii) the relative performance of the Nasdaq Composite Index will be measured based on the average closing price of the Nasdaq Composite Index during the 90-calendar-day-period immediately prior to the change in control against the average closing price of the Nasdaq Composite Index during the 90-calendar-day-period immediately following the date of grant. Mr. Spengler forfeited all of these RSUs in accordance with their terms following the voluntary termination of his employment during fiscal 2011.
     On November 12, 2007, we granted 160,000 performance-based RSUs to Mr. Golden in connection with his revised employment agreement which vest as to one-third of the RSUs on each of the first, second, and third anniversaries of the date of grant, provided that (i) our company meets the target for EBITDA less stock compensation expense as established and determined by our Board of Directors for the fiscal year in which the applicable vesting date occurs and (ii) Mr. Golden is employed by our company on the applicable anniversary date of the grant. For fiscal 2011, Mr. Golden forfeited 53,333 RSUs pursuant to this grant because our company did not meet the targeted EBITDA less stock compensation expense as established by our Board of Directors. For fiscal 2010, we delivered 26,667 shares of our common stock in July 2010 to Mr. Golden pursuant to the November 12, 2007 grant because our company met the targeted EBITDA less stock compensation expense as established by our Board of Directors for the first six-month period of fiscal 2010. However, because our company did not meet the targeted EBITDA less stock compensation expense as established by our Board of Directors for the second six-month period of fiscal 2010, Mr. Golden forfeited the remaining 26,666 RSUs pursuant to the November 12, 2007 grant. For fiscal 2009, because our company did not meet the targeted EBITDA less stock compensation expense as established by our Board of Directors, Mr. Golden forfeited 53,334 RSUs pursuant to the November 12, 2007 grant.
     During fiscal 2010, we granted stock options to purchase the following number of shares to the following named executive officers: 42,000 to Mr. Golden; 36,000 to Mr. Spengler; 100,000 to Mr. Debney in connection with his employment as the President of our firearm division; and 30,000 to Ms. Makkiya. Pursuant to the grants, each executive officer becomes vested as to one-third of the stock options on each of the first, second, and third anniversaries of the date of grant. Each executive officer forfeits the unvested portion, if any, of the stock options if the executive officer’s service to our company is terminated for any reason, except as otherwise set forth in any employment or severance agreement between our company and the named executive officer or as may otherwise be determined by the administrator of our 2004 Incentive Stock Plan. See “Executive Compensation — Potential Payments Upon Termination or Change in Control.” All of Mr. Spengler’s stock options expired in accordance with their terms following the voluntary termination of his employment during fiscal 2011. Upon a change in control of our company not approved by our Board of Directors, the vesting on any unvested stock options will accelerate. In addition, certain of the employment and severance agreements with our named executive officers provide for the acceleration of unvested stock options upon a qualifying change in control of our company or if the named executive officer is terminated for any reason other than a termination by us for cause. See “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
     During fiscal 2010, we also granted Mr. Golden performance-based RSUs for a target of 21,500 shares and a maximum of 43,000 shares and Mr. Spengler performance-based RSUs for a target of 18,400 shares and a maximum of 36,800 shares. These performance-based RSUs vest based on the relative performance of our common stock against the Nasdaq Composite Index over the three-year period following the date of grant. Mr. Spengler forfeited all of these RSUs in accordance with their terms following his termination of employment during fiscal 2011.
     In fiscal 2009, we granted stock options to purchase the following number of shares to the following named executive officers: 250,000 to Mr. Spengler in connection with his employment as our Executive Vice President and Chief Financial Officer and 15,000 to Ms. Makkiya. Pursuant to the grants, each executive officer becomes vested as to one-third of the stock options on each of the first, second, and third anniversaries of the date of grant. Each executive officer forfeits the unvested portion, if any, of the stock options if the executive officer’s service to our company is terminated for any reason, except as otherwise set forth in any employment or severance agreement between our company and the named executive officer or as may otherwise be determined by the administrator of our 2004 Incentive Stock Plan. See “Executive Compensation — Potential Payments Upon Termination or Change in Control.” All of Mr. Spengler’s stock options expired in accordance with their terms following the voluntary termination of his employment during fiscal 2011. Upon a change in control of our company not approved by our Board of Directors, the vesting on any unvested stock options will accelerate. In addition, certain of the employment and severance agreements with our named executive officers provide for the acceleration of unvested stock options upon a qualifying change in control of our company. See “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
  Section 162(m)
     None of the compensation arrangements with any of our executive officers exceeded the limits on deductibility under Section 162(m) during our fiscal year ended April 30, 2011.
  CEO Compensation
     During fiscal 2011, the Compensation Committee evaluated the factors described above in determining the base salary and other compensation of Mr. Golden. We paid Mr. Golden a base salary during fiscal 2011 in accordance with his employment agreement. We did not pay Mr. Golden a bonus under our 2011 Incentive Compensation Program. We paid Mr. Golden a bonus of $300,356 for the first six-month period under our 2010 Incentive Compensation Program and $217,721 for the second six-month period. No bonus was paid to Mr. Golden under our 2009 Incentive Compensation Program, but we paid Mr. Golden a discretionary bonus of $112,500 for fiscal 2009 (as noted below). During fiscal 2011, we granted Mr. Golden options to purchase 54,200 shares of our common stock at an exercise price of $3.92 per share and performance-based RSUs to acquire a maximum of 67,200 shares of our common stock. During fiscal 2010, we granted Mr. Golden options to purchase 42,000 shares of our common stock at an exercise price of $5.55 per share and performance-based RSUs to acquire a maximum of 43,000 shares of our common stock. We did not grant Mr. Golden any stock options or RSUs during fiscal 2009. See “Executive Compensation — Grants of Plan-Based Awards,” “Executive Compensation — Employment Agreements with Named Executive Officers,” and “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
  Discretionary Bonuses
     For fiscal 2011, we paid discretionary bonuses to two of our named executive officers. Mr. Buchanan received a sign-on bonus of $50,000 in connection with his employment as our Executive Vice President, Chief Financial Officer, and Treasurer, of which $10,000 was immediately payable and the remaining $40,000 is payable in 24 equal monthly installments, including $5,000 that was paid during fiscal 2011. Mr. Dineen received a discretionary bonus of $22,500 for serving as our Interim Chief Financial Officer during fiscal 2011. We did not pay discretionary bonuses for fiscal 2010 to any of our named executive officers. We paid modest discretionary bonuses for fiscal 2009 to each of our named executive officers in recognition of their efforts during an extremely difficult economic climate. See “Executive Compensation — Fiscal 2011 Summary Compensation Table.” The bonuses were granted in recognition of the efforts of our named executive officers in connection with our production and sales ramp during the third quarter of fiscal 2009 and the resolution of litigation and regulatory matters, as well as their efforts in connection with our May 2009 public offering and our acquisition of USR.

COMPENSATION COMMITTEE REPORT
     Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

John B. Furman, Chairman
Robert L. Scott I. Marie Wadecki

EXECUTIVE COMPENSATION
Fiscal 2011 Summary Compensation Table
     The following table sets forth, for the fiscal years ended April 30, 2011, 2010, and 2009, information with respect to compensation for services in all capacities to us and our subsidiaries earned by our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers, and two individuals who served as our Chief Financial Officer during our last completed fiscal year (collectively, our “named executive officers”).

						Non-Equity
Name and					Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Awards (3)	Compensation (4)	Compensation (5)	Total (6)
Michael F. Golden	2011	$450,000	—	$263,424	$144,470	—	$76,932	$934,826
President and Chief	2010	$450,000	—	$238,650	$182,990	$518,077	$239,587	$1,629,304
Executive Officer	2009	$450,000	$112,500	—	—	—	$93,538	$656,038
Jeffrey D. Buchanan (7) Executive Vice President, Chief Financial Officer, and Treasurer	2011	$96,641	$15,000	—	$505,707	—	$22,667	$640,015
P. James Debney (8)	2011	$323,206	—	$117,600	$66,637	—	$18,129	$525,572
Vice President; President of Firearm Division	2010	$149,027	—	—	$357,053	$83,003	$90,870	$679,953
Barry K. Willingham (9) Vice President; President of Security Solutions Division	2011	$268,933	—	$147,600	$58,757	—	$98,576	$573,866
Ann B. Makkiya (10)	2011	$200,000	—	$117,600	$53,310	—	$38,338	$409,248
Vice President,	2010	$161,526	—	$—	$144,793	$95,557	$38,345	$440,221
Secretary, and Corporate Counsel	2009	$144,170	$18,021	$—	$67,210	—	$29,269	$258,670
John R. Dineen (11) Interim Chief Financial Officer	2011	$220,096	$22,500	$—	$53,310	—	$33,089	$328,995
William F. Spengler (12)	2011	$190,170	—	$169,344	$93,026	—	$19,934	$472,474
Former Executive Vice	2010	$320,008	—	$204,240	$156,848	$276,308	$48,015	$1,005,419
President, Chief Financial Officer, and Treasurer	2009	$269,545	$60,000	—	$1,017,408	—	$19,370	$1,366,323

(1)	Mr. Buchanan received a sign-on bonus of $50,000 in connection with his joining our company, of which $10,000 was immediately payable and the remaining $40,000 is payable in 24 equal monthly installments, including $5,000 that was paid during fiscal 2011. Mr. Dineen received a discretionary bonus of $22,500 for serving as our Interim Chief Financial Officer during fiscal 2011. No discretionary bonuses were paid out for fiscal 2010. We paid modest discretionary bonuses for fiscal 2009 to each of our named executive officers in recognition of their efforts during an extremely difficult economic climate. See “Compensation Discussion and Analysis — Fiscal 2011 Compensation — Discretionary Bonuses.” For fiscal 2010, bonuses were paid pursuant to our 2010 Incentive Compensation Program. We did not pay bonuses pursuant to our 2011 Incentive Compensation Program or our 2009 Incentive Compensation Program (see footnote 4 below).

(2)	The amounts shown in this column represent the grant date fair value for performance-based RSUs granted to the named executive officers during the covered year calculated in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation,” excluding the effect of forfeitures. We did not make any RSU grants during fiscal 2009 to our named executive officers. The assumptions used in determining the grant date fair value of these awards are set forth in Note 17 to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2011. For further information on these awards, see “Fiscal 2011 Grants of Plan-Based Awards” below and the narrative discussion that follows.

(3)	The amounts shown in this column represent the grant date fair value for stock options granted to the named executive officers during the covered year calculated in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation,” excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 17 to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2011. For further information on these awards, see “Fiscal 2011 Grants of Plan-Based Awards” below and the narrative discussion that follows.

(4)	The amounts shown in this column constitute payments made under our 2010 Incentive Compensation Program. No amounts were paid under our 2011 Incentive Compensation Program or our 2009 Incentive Compensation Program. These amounts were calculated and paid to our named executive officers in the fiscal year following when they were earned. For a description of our 2011 Incentive Compensation Program, our 2010 Incentive Compensation Program, and our 2009 Incentive Compensation Program and amounts earned thereunder, if any, see “Compensation Discussion and Analysis — Fiscal 2011 Compensation — Incentive Compensation.”

(5)	Reference is made to footnote 13 below.

(6)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

(7)	Mr. Buchanan has served as Executive Vice President, Chief Financial Officer, and Treasurer of our Company since January 2011.

(8)	Mr. Debney has served as a Vice President of our company since April 2010 and as President of our firearm division since November 2009.

(9)	Mr. Willingham has served as a Vice President of our company and as President of our security solutions division since September 2010.

(10)	Ms. Makkiya has served as a Vice President of our company since April 2009 and as Secretary and Corporate Counsel since February 2004.

(11)	Mr. Dineen served as Interim Chief Financial Officer of our company from November 2010 until January 2011. Mr. Dineen has served as the Vice President of Finance of our firearm division since June 2006.

(12)	Mr. Spengler served as Executive Vice President and Chief Financial Officer of our company from July 2008 until his resignation in November 2010 and Treasurer of our company from September 2008 until his resignation in November 2010.

(13)	All Other Compensation is comprised of the following for fiscal 2011, 2010, and 2009:

						Income
					Matching	Associated with	Payments			Tax
					Contributions	Cancellation of	Under			Gross-
			Reimbursement		to Defined	Executive Long-	Profit			Ups for
		Car	for Insurance		Contribution	Term Retirement	Sharing			Relocation
Name	Year	Allowance	Premiums (13a)		Plan	Plan	Plan	Relocation		Benefits	Total
Michael F. Golden	2011	$12,000	$35,010	(13b)	$11,084	—	$18,838	—		—	$76,932
	2010	$12,000	$34,728	(13b)	$7,551	—	$34,391	$91,786	(13c)	$59,131	$239,587
	2009	$12,000	$44,369	(13b)	$5,846	—	$31,323	—		—	$93,538
Jeffrey D. Buchanan	2011	$3,800	—		—	—	—	$15,342		$3,525	$22,667
P. James Debney	2011	$10,800	$2,642		$4,687	—	—	—		—	$18,129
	2010	$4,500	$825		$3,271	—	—	$53,156		$29,118	$90,870
Barry K. Willingham	2011	—	$7,246		—	—	—	$68,552		$22,778	$98,576
Ann B. Makkiya	2011	$10,800	$2,049		$6,651	—	$18,838	—		—	$38,338
	2010	$5,400	$1,837		$5,905	—	$25,203	—		—	$38,345
	2009	—	$1,837		$4,187	—	$23,245	—		—	$29,269
John R. Dineen	2011	$10,800	$2,966		$485	—	$18,838	—		—	$33,089
William F. Spengler	2011	$7,000	$2,819		$10,115	—	—	—		—	$19,934
	2010	$12,000	$4,834		$5,036	—	—	$15,899	(13c)	$10,246	$48,015
	2009	$10,000	$4,833		$4,537	—	—	—		—	$19,370

(13a)	Except as otherwise indicated, the amounts shown in this column consist of reimbursement of disability insurance premiums.

(13b)	Consists of reimbursement of disability insurance premiums ($9,856 for fiscal 2011, $9,603 for fiscal 2010 and 2009), reimbursement of medical insurance premiums ($1,594 for fiscal 2011, $1,565 for fiscal 2010, and $11,206 for fiscal 2009), and reimbursement of premiums under a $5.0 million term life insurance policy ($23,560 for each fiscal year).

(13c)	Represents expenses incurred in connection with moving the principal residence of Messrs. Golden and Spengler to Washington, D.C. in order to better take advantage of our business opportunities, including those related to government, military and M&A, and to more efficiently oversee our multiple physical locations in the eastern United States.

Fiscal 2011 Grants of Plan-Based Awards
     The following table sets forth certain information with respect to grants of plan-based awards to our named executive officers during the fiscal year ended April 30, 2011.

								All Other
								Option	Exercise	Grant
								Awards:	or Base	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Price of	Value of
		Under Non-Equity			Under Equity Incentive			Securities	Option	Stock and
	Grant	Incentive Plan Awards (1)			Plan Awards (2)			Underlying	Awards	Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options	($/Sh)	Awards (3)
Michael F. Golden	8/2/2010	—	—	—	—	—	—	54,200	$3.92	$144,470
	8/2/2010	—	—	—	—	33,600	67,200
Jeffrey D. Buchanan	1/3/2011	—	—	—	—	—	—	200,000	$3.73	$505,707
P. James Debney	8/2/2010	—	—	—	—	—	—	25,000	$3.92	$66,637
	8/2/2010	—	—	—	—	15,000	30,000
Barry K. Willingham	8/2/2010	—	—	—	—	—	—	21,000	$3.92	$58,757
	9/27/2010	—	—	—	—	20,000	40,000
Ann B. Makkiya	8/2/2010	—	—	—	—	—	—	20,000	$3.92	$53,310
	8/2/2010	—	—	—	—	15,000	30,000
John R. Dineen	8/2/2010	—	—	—	—	—	—	20,000	$3.92	$53,310
William F. Spengler	8/2/2010	—	—	—	—	—	—	34,900	$3.92	$93,026
	8/2/2010	—	—	—	—	21,600	43,200

(1)	The amounts reflect the threshold, target, and maximum incentive compensation opportunity for our named executive officers under our fiscal 2011 Incentive Compensation Program. All such awards have been paid, and the actual amounts paid are set forth in the Fiscal 2011 Summary Compensation Table above. Our 2011 Incentive Compensation Program is discussed under “Compensation Discussion and Analysis — Fiscal 2011 Compensation — Incentive Compensation.”

(2)	These performance-based RSUs vest based on the relative performance of our common stock against the Nasdaq Composite Index over the three-year period following the date of grant. See “Compensation Discussion and Analysis — Fiscal 2011 Compensation — Stock-Based Compensation.”

(3)	The amounts shown in this column represent the grant date fair value of stock and option awards calculated in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation,” excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 17 to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2011.
Outstanding Equity Awards at Fiscal Year-End 2011
     The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of April 30, 2011.

	Option Awards				Stock Awards
								Equity
							Equity	Incentive
					Number	Market	Incentive	Plan Awards:
					of	Value of	Plan Awards:	Market or
					Shares or	Shares or	Number of	Payout Value
					Units of	Units of	Unearned Shares,	of Unearned
	Number of Securities				Stock	Stock	Units or	Shares, Units or
	Underlying Unexercised		Option	Option	That Have	That Have	Other Rights	Other Rights
	Options(1)		Exercise	Expiration	Not	Not	That Have	That Have
Name	Exercisable	Unexercisable	Price	Date	Vested(1)	Vested(2)	Not Vested(3)	Not Vested(2)
Michael F. Golden	450,000	—	$1.47	12/6/14
	100,000	—	$4.46	7/19/15
	216,000	—	$15.00	11/12/17
	14,000	28,000	$5.55	9/18/19
	—	54,200	$3.92	8/2/20
							43,000	$154,800
							67,200	$241,920
Jeffrey D. Buchanan	—	200,000	$3.73	1/3/21
P. James Debney	33,333	66,666	$4.56	11/9/19
	—	25,000	$3.92	8/2/20
							30,000	$108,000
Barry K. Willingham	16,667	33,333	$3.93	3/22/20
		21,000	$3.92	8/2/20
							40,000	$144,000
Ann B. Makkiya	13,333	—	$4.46	7/19/15
	10,000	5,000	$5.81	6/2/18
	10,000	20,000	$6.11	8/5/19
	—	20,000	$3.92	8/2/20
							30,000	$108,000
John R. Dineen	6,667	—	$4.46	7/19/15
	10,000	5,000	$5.81	6/2/18
	10,000	20,000	$5.69	8/18/19
	—	20,000	$3.92	8/2/20
William F. Spengler	—	—	—	—

(1)	Generally, awards of stock options and RSUs under our 2004 Incentive Stock Plan vest one-third on each of the first, second, and third anniversaries of the date of grant.

(2)	The market value of shares or units of stock that have not vested and unearned equity incentive plan awards is determined by multiplying the closing market price of our common stock at the end of our last completed fiscal year by the number of shares or units of stock or the amount of unearned equity incentive plan awards, as applicable.

(3)	These performance-based RSUs vest based on the relative performance of our common stock against the Nasdaq Composite Index over the three-year period following the date of grant. See “Compensation Discussion and Analysis — Fiscal 2011 Compensation — Stock-Based Compensation.”

Option Exercises and Stock Vested in Fiscal 2011
     The following table describes, for the named executive officers, the number of shares acquired on the exercise of options and vesting of stock awards and the value realized on exercise of options and vesting of stock awards during the fiscal year ended April 30, 2011.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
Name	Acquired on Exercise	on Exercise(1)	Acquired on Vesting		on Vesting(2)
Michael F. Golden	—	—	40,000	(3)	$159,200
Jeffrey D. Buchanan	—	—	—		—
P. James Debney	—	—	—		—
Barry K. Willingham	—	—	—		—
Ann B. Makkiya	—	—	2,166		$8,881
John R. Dineen	—	—	1,833		$7,515
William F. Spengler	—	—	—		—

(1)	For option awards, the value realized is computed as the difference between the market price on the date of exercise and the exercise price, multiplied by the number of options exercised. There were no options exercised by our named executive officers during fiscal 2011.

(2)	For stock awards, the value realized is computed as the market price on the later of the date the restrictions lapse or the delivery date multiplied by the number of shares vested.

(3)	8,586 shares were withheld to satisfy withholding tax liability incident to the delivery of shares underlying RSUs.
Retirement Plans
     We maintain a retirement plan intended to be tax-qualified under Section 401(a) of the Code, under which 401(k), Roth, matching, and profit sharing contributions are made. The plan covers substantially all of our Springfield, Massachusetts and Houlton, Maine employees, including our executive officers.
     Employees become eligible to make 401(k) and Roth contributions and to receive matching contributions on the first day of the month after their date of hire. Subject to certain Internal Revenue Service limitations, the plan permits non-highly paid employees to make 401(k) and Roth contributions of up to 100% of their eligible compensation and highly paid employees to make 401(k) and Roth contributions of up to 9% of their eligible compensation. We make discretionary matching contributions with respect to our employees’ 401(k) and Roth contributions. For the year ended April 30, 2011, we provided matching contributions equal to 50% of participants’ 401(k) and Roth contributions made on up to 6% of their eligible compensation, except for the period from December 2010 through April 2011 during which the matching contribution was suspended.
     Employees become eligible to receive allocations of profit sharing contributions on the first day of the plan year subsequent to when they complete one year of eligibility service. Beginning in fiscal 2012, we may make a discretionary annual profit sharing contribution to the plan on behalf of eligible participants who are employed on the last day of the plan year. For the year ended April 30, 2011, our profit sharing contribution, which was non-discretionary, was equal to 15% of the operating profit of Smith & Wesson Corp. Operating profit is defined as income before interest, accruals in excess of cash payments for municipal litigations, and state and federal income taxes. Profit sharing contributions are allocated to eligible participants in proportion to their eligible compensation (subject to the $245,000 limitation on compensation imposed by the Code).

     We also maintain a 401(k) plan for our security solutions division employees, including any executive officers employed by such division, which does not provide for the matching contributions described above.
Pension Benefits
     We do not offer any pension benefits to any of our executive officers.
Nonqualified Deferred Compensation
     We do not provide for any nonqualified deferred compensation for any of our executive officers.
Employment Agreements with Named Executive Officers
     We and Mr. Golden are parties to an amended and restated employment agreement dated as of July 12, 2010, which is referred to as the Employment Agreement. The Employment Agreement provides for the continued employment of Mr. Golden as the President and Chief Executive Officer of our company. Under the terms of the Employment Agreement, Mr. Golden is entitled to an annual base salary of $450,000 (subject to annual review and increases by our Board of Directors); is eligible to participate in our executive compensation programs, to receive a discretionary annual bonus as determined by our Board of Directors or committee thereof, and to receive annual stock-based awards as determined by our Board of Directors or committee thereof; and is entitled to receive other standard benefits, including a car allowance, participation in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to other executive employees of our company, and certain insurance benefits (including the reimbursement of reasonable insurance premiums for disability insurance, medical and hospitalization insurance, and a life insurance policy). In addition, the Employment Agreement provides that, in the event we terminate Mr. Golden’s employment without cause, we must provide to Mr. Golden certain severance benefits. These severance benefits are discussed in more detail below under “Potential Payments Upon Termination or Change in Control.” The Employment Agreement further prohibits Mr. Golden from competing with our company for a period equal to the longer of 12 months following the termination of his employment with our company, regardless of the reason therefor, or any period during which Mr. Golden receives cash severance pursuant to the terms of the Employment Agreement. The Employment Agreement also prohibits Mr. Golden from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company.
Potential Payments Upon Termination or Change in Control
   Michael F. Golden
     The Employment Agreement with Mr. Golden provides that either we or Mr. Golden may terminate Mr. Golden’s employment at any time. If Mr. Golden’s employment is terminated by reason of his death, his disability, by him voluntarily, or by us for cause as a result of certain acts committed by Mr. Golden (as set forth in the Employment Agreement), except as otherwise set forth in the Employment Agreement, Mr. Golden will receive no further compensation under the Employment Agreement. If we unilaterally terminate Mr. Golden’s employment without cause, Mr. Golden will receive (i) his base salary for a period of 18 months after such termination, (ii) an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period after such termination, and (iii) his car allowance and coverage under our medical plan to the extent provided for him at the date of termination for a period equal to 18 months after such termination. In addition, if we unilaterally terminate Mr. Golden’s employment without cause, Mr. Golden will receive, for a period of 36 months following the termination, a cash payment in the amount of $10,000 per 12-month period for post-termination secretarial support.
     If we unilaterally terminate Mr. Golden’s employment without cause or by reason of Mr. Golden’s death or disability, or if Mr. Golden voluntarily terminates his employment following a qualifying change in control event as described below, the Employment Agreement provides that he will receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined by our Board of Directors in its sole discretion, at the time such bonuses are paid to our other employees. If we unilaterally terminate Mr. Golden’s employment after July 12, 2011 without cause, or if Mr. Golden voluntarily terminates his employment following a qualifying change in control event as described below after July 12, 2011, the stock options granted pursuant to any Employment Agreement with us that are vested as of the date of such termination will have a nine-month post-termination exercise period, but not beyond their original term. If we unilaterally terminate Mr. Golden’s employment without cause or by reason of Mr. Golden’s disability, or if Mr. Golden voluntarily terminates his employment with at least six months advance notice to us or following a qualifying change in control event as described below, we will continue to pay the life insurance premiums on any then existing life insurance policy provided by our company, up to an annual premium of $20,000, until 36 months following the termination of Mr. Golden’s employment.
     Mr. Golden’s Employment Agreement provides that, in the event of a change in control of our company (as defined in the Employment Agreement), Mr. Golden may, at his option and upon written notice to us, terminate his employment, unless (a) the change in control has been approved by our Board of Directors, (b) the provisions of the Employment Agreement remain in full force and effect, and (c) Mr. Golden suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that Mr. Golden will be considered to suffer a reduction in his status, duties, or authority if, after the change in control, (i) he is not the chief executive officer of the company that succeeds to our business, (ii) such company’s stock is not listed on a national stock exchange, or (iii) such company terminates Mr. Golden’s employment or reduces his status, duties, authority, or compensation within one year of the change in control. If Mr. Golden terminates his employment due to a change in control not approved by the Board of Directors or following which the Employment Agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive (A) his base salary for a period of 24 months after the such termination, (B) an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period after such termination, and (C) his car allowance and coverage under our medical plan to the extent provided for him at the date of termination for a period equal to 24 months after such termination. In addition, any unvested options and RSUs granted pursuant to any Employment Agreement with us will immediately vest.
   Jeffrey D. Buchanan
     Effective January 3, 2011, we entered into a severance and change in control agreement with Mr. Buchanan. If Mr. Buchanan’s employment is terminated for any reason other than a termination by us for cause (as defined in the agreement), the agreement provides that (a) we will pay Mr. Buchanan his base salary for a period of 12 months following such termination; and (b) we will pay Mr. Buchanan, at the same time as bonuses are paid to our other executives, a portion of the bonus earned by Mr. Buchanan pro rata for the period commencing on the first day of our fiscal year for which the bonus is calculated and ending on the date of such termination.
     The agreement with Mr. Buchanan also provides that, in the event of a change in control of our company, Mr. Buchanan may, at his option and upon written notice to us, terminate his employment, unless (a) such change in control has been approved by our Board of Directors, (b) the provisions of the agreement remain in full force and effect, and (c) Mr. Buchanan suffers no reduction in his status, duties, authority, or compensation following such change in control, provided that Mr. Buchanan will be considered to suffer a reduction in his status, duties, authority, or compensation, only if, after such change in control, (i) he is not the chief financial officer of the company that succeeds to our business; (ii) such company’s common stock is not listed on a national stock exchange; (iii) such company terminates Mr. Buchanan or in any material respect reduces his status, duties, authority, or base compensation within one year of such change in control; or (iv) as a result of such change in control, Mr. Buchanan is required to relocate out of Springfield, Massachusetts (or surrounding areas). If Mr. Buchanan terminates his employment due to a change in control not approved by the Board of Directors or following which the agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, (A) we will pay Mr. Buchanan his base salary for a period of 18 months following the effective date of such termination; (B) we will pay Mr. Buchanan an amount equal to the average of Mr. Buchanan’s cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid upon the effective date of such termination; and (C) all unvested stock-based compensation held by Mr. Buchanan in his capacity as an employee on the effective date of the termination will vest as of the effective date of such termination.

     The agreement with Mr. Buchanan also contains a provision that prohibits Mr. Buchanan from competing with our company for a period of 12 months following the termination of his employment with our company for any reason. The agreement also contains a provision that prohibits Mr. Buchanan from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company for any reason.
   P. James Debney
     On October 22, 2010, we entered into a severance and change in control agreement with Mr. Debney. If Mr. Debney’s employment is terminated for any reason other than a termination by us for cause (as defined in the agreement), the agreement provides that (a) we will pay Mr. Debney his base salary for a period of 12 months following the effective date of such termination; (b) we will pay Mr. Debney, at the same time as cash incentive bonuses are paid to our other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion to be earned by Mr. Debney pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination; and (c) all unvested stock-based compensation held by Mr. Debney on the effective date of the termination will vest as of the effective date of such termination.
     The agreement with Mr. Debney also provides that, in the event of a change in control of our company, Mr. Debney may, at his option and upon written notice to us, terminate his employment with the same force and effect as if such termination were other than for cause as provided in the agreement, unless (i) such change in control has been approved by our board of directors, (ii) the provisions of the agreement remain in full force and effect, and (iii) Mr. Debney suffers no reduction in his status, duties, authority, or compensation following such change in control, provided that Mr. Debney will be considered to suffer a reduction in his status, duties, authority, or compensation, only if, after such change in control, (A) he is not the president of the firearm business conducted by our company immediately prior to such change in control; (B) such company terminates Mr. Debney or in any material respect reduces his status, duties, authority, or base compensation within one year of such change in control; or (C) as a result of such change in control, Mr. Debney is required to relocate out of Springfield, Massachusetts (or surrounding areas).
     The agreement also contains a provision that prohibits Mr. Debney from competing with our company for a period of 12 months following the termination of his employment with our company for any reason. The agreement also contains a provision that prohibits Mr. Debney from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company for any reason.
   Barry K. Willingham
     On March 9, 2011, we entered into a severance and change in control agreement with Mr. Willingham. If Mr. Willingham’s employment is terminated for any reason other than a termination by us for cause (as defined in the agreement), the agreement provides that (a) we will pay Mr. Willingham his base salary for a period of 12 months following the effective date of such termination; and (b) we will pay Mr. Willingham, at the same time as cash incentive bonuses are paid to our other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion to be earned by Mr. Willingham pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.
     The agreement with Mr. Willingham also provides that, in the event of a change in control of our company, Mr. Willingham may, at his option and upon written notice to us, terminate his employment with the same force and effect as if such termination were other than for cause as provided in the agreement, unless (i) such change in control has been approved by our board of directors, (ii) the provisions of the agreement remain in full force and effect, and (iii) Mr. Willingham suffers no reduction in his status, duties, authority, or compensation following such change in control, provided that Mr. Willingham will be considered to suffer a reduction in his status, duties, authority, or compensation, only if, after such change in control, (A) he is not the president of the security solutions business conducted by our company immediately prior to such change in control; (B) such company terminates Mr. Willingham or in any material respect reduces his status, duties, authority, or base compensation within one year of such change in control; or (C) as a result of the change in control, Mr. Willingham is required to relocate out of Nashville, Tennessee (or surrounding areas).
     The agreement also contains a provision that prohibits Mr. Willingham from competing with our company for a period of 12 months following the termination of his employment with our company for any reason. The agreement also contains a provision that prohibits Mr. Willingham from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company for any reason.
   John R. Dineen
     Pursuant to an arrangement we entered into with Mr. Dineen in October 2008, if Mr. Dineen’s employment is terminated for any reason other than a termination by us for cause, the agreement provides that (a) we will pay Mr. Dineen his base salary for a period of six months following the effective date of such termination, and (b) Mr. Dineen will be eligible to continue participating in our medical plan for a period of six months.
   William F. Spengler
     On June 27, 2008, we entered into a severance and change in control agreement with Mr. Spengler. Mr. Spengler resigned as Executive Vice President, Chief Financial Officer, and Treasurer of our company in November 2010. Mr. Spengler was not entitled to any payments or benefits pursuant to his severance and change in control agreement as a result of such voluntary termination.
     The following tables set forth certain information regarding potential payments and other benefits that would be payable to each of our named executive officers, except for Mr. Spengler and Ms. Makkiya, upon termination of employment or a change in control of our company. The tables below assume that the termination or change in control event took place on April 30, 2011.
Michael F. Golden (1)

	Involuntary		Voluntary Termination
	Not for Cause		Following a Qualifying				Voluntary
Executive Benefits	Termination		Change in Control		Termination		Death	Disability
Cash Severance	$675,000		$900,000		—		—	—
Bonus	$259,039		$259,039		—		—	—
Health and Welfare Benefits (2)	$93,802		$105,069		$60,000	(3)	—	$60,000
Other Benefits	$48,000	(4)	$24,000	(5)	—		—	—
Equity Treatment (6)	—		—		—		—	—

(1)	The amounts shown for Mr. Golden assume that his Employment Agreement was in effect on April 30, 2011.

(2)	Includes reimbursement of disability insurance premiums; reimbursement of medical insurance premiums; reimbursement of premiums under a $5.0 million life insurance policy; and matching contributions to our defined contribution plan.

(3)	If Mr. Golden provides us with more than six months advance notice of his voluntary termination of employment, we will continue to pay the life insurance premiums on any then existing life insurance policy provided by our company, up to an annual premium of $20,000 for 36 months following the termination of his employment.

(4)	Includes a $10,000 cash payment per 12-month period for secretarial support for a period of 36 months following Mr. Golden’s termination of employment and a car allowance for 18 months.

(5)	Includes a car allowance for 24 months.

(6)	Amounts include the market value of unvested equity awards that would become fully vested upon termination without cause or upon a qualifying change in control. The market value of our common stock was below the exercise price for all of Mr. Golden’s outstanding options as of April 30, 2011.

Jeffrey D. Buchanan

	Involuntary Not	Voluntary Termination Following
Executive Benefits	for Cause Termination	a Qualifying Change in Control
Cash Severance	$295,000	$442,500
Bonus	—	—
Health and Welfare Benefits	—	—
Other Benefits	—	—
Equity Treatment (7)	—	—

(7)	Amounts include the market value of unvested equity awards that would become fully vested upon termination without cause or upon a qualifying change in control. The market value of our common stock was below the exercise price for all of Mr. Buchanan’s outstanding options as of April 30, 2011.
P. James Debney

	Involuntary Not for Cause	Voluntary Termination Following
Executive Benefits	Termination	a Qualifying Change in Control
Cash Severance	$324,480	$324,480
Bonus	—	—
Health and Welfare Benefits	—	—
Other Benefits	—	—
Equity Treatment (8)	—	—

(8)	Amounts include the market value of unvested equity awards that would become fully vested upon termination without cause or upon a qualifying change in control. The market value of our common stock was below the exercise price for all of Mr. Debney’s outstanding options as of April 30, 2011.
Barry K. Willingham

	Involuntary Not	Voluntary Termination Following
Executive Benefits	for Cause Termination	a Qualifying Change in Control
Cash Severance	$275,000	$275,000
Bonus	—	—
Health and Welfare Benefits	—	—
Other Benefits	—	—
Equity Treatment	—	—
John R. Dineen

Involuntary Not
Executive Benefits	for Cause Termination
Cash Severance	$110,250
Bonus	—
Health and Welfare Benefits	$4,906
Other Benefits	—
Equity Treatment	—

2001 Employee Stock Purchase Plan
     Our 2001 ESPP is designed to encourage stock ownership in our company by our employees, thereby enhancing employee interest in our continued success. The plan was adopted by our Board of Directors in November 2001 and approved by our stockholders in February 2002. Our Board of Directors amended the plan in September 2004. There are 10,000,000 shares of our common stock reserved for issuance under the plan. The plan is currently administered by our Board of Directors. Under the plan’s terms, however, our Board of Directors may appoint a committee to administer the plan. The plan gives broad powers to our Board of Directors or the committee to administer and interpret the plan.
     The plan permits our employees to purchase our common stock at a favorable price and possibly with favorable tax consequences. All employees of our company or of those subsidiaries designated by our Board of Directors who are regularly scheduled to work at least 20 hours per week for more than five months per year are eligible to participate in any of the purchase periods of the plan. However, any participant who would own, as determined under the Code, immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of our company will not be granted an option under the plan. The plan as amended is implemented in a series of successive offering periods, each with a maximum duration of six months.
     Eligible employees may elect to participate in the plan on April 1 or October 1 of each year. Subject to certain limitations determined in accordance with calculations set forth in the plan, a participating employee is granted the right to purchase shares of common stock on the last business day on or before each March 31 and September 30 during which the employee is a participant in the plan. Upon enrollment in the plan, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 20% of the participant’s compensation on each payroll date. Payment on the initial purchase date in the first offering period will be a lump-sum payment unless the participant elects otherwise. Unless the participant withdraws from the plan, the participant’s option for the purchase of shares will be exercised automatically on each purchase date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable exercise price with the accumulated plan contributions then credited to the participant’s account under the plan.
     As required by tax law, no participant may receive an option under the plan for shares that have a fair market value in excess of $25,000 for any calendar year, determined at the time the option is granted. In addition, no participant may purchase more than 12,500 shares on any purchase date. No interest is paid on funds withheld, and those funds are used by our company for general operating purposes.
     No plan contributions or options granted under the plan are assignable or transferable. The expiration date of the plan will be determined by our Board of Directors and may be made any time following the close of any six-month exercise period, but may not be longer than 10 years from April 1, 2002. If our company dissolves or liquidates, the offering period will terminate immediately prior to the consummation of that action, unless otherwise provided by our Board of Directors. In the event of a merger, a sale of at least 50% of our then outstanding common stock, or a sale of all or substantially all of our company’s assets, each option under the plan will be assumed or an equivalent option substituted by the successor corporation. If the options under the plan are not assumed or equivalent options are not substituted by the successor corporation, then the purchase date for the options will be accelerated to a date prior to the transaction, and on the closing of the transaction, all outstanding options and the plan will terminate. The unexercised portion of any option granted to an employee under the plan will automatically terminate immediately upon the termination of an employee’s employment for any reason, including retirement or death.
     The plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options, and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.
     Our Board of Directors or the committee may amend, suspend, or terminate the plan at any time, provided that such amendment may not adversely affect the rights of the holder of an option. However, the plan may be amended to shorten any outstanding offerings (even if it adversely affects the option holders) to eliminate or minimize any adverse financial accounting consequences.
     Our stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the plan. If any option granted under the plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the plan.
2001 Stock Option Plan
     Our 2001 Stock Option Plan was designed to attract, motivate, retain, and reward our employees, officers, directors, and independent contractors by providing them with stock options. Eligible persons under the plan included key personnel (including directors and executive officers), consultants, and independent contractors who performed valuable services for us or our subsidiaries. Upon the approval by our stockholders of our 2004 Incentive Stock Plan in September 2004, we ceased making new grants under the 2001 Stock Option Plan.
     As of April 30, 2011, there were outstanding issued but unexercised options to acquire 173,500 shares of our common stock at an average exercise price of $1.68 per share under the 2001 Stock Option Plan.
2004 Incentive Stock Plan
     Our 2004 Incentive Stock Plan was adopted by our Board of Directors in May 2004 and approved by our stockholders in September 2004. The 2004 Incentive Stock Plan was amended by our Board of Directors in July 2006 and approved by our stockholders in September 2006. The plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. Under the plan, we may grant stock options, restricted stock, RSUs, stock appreciation rights, stock bonuses, and other stock awards. The persons eligible to receive awards under the plan consist of officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the plan only to our employees, including our officers who are employees. There were outstanding issued but unexercised options to acquire 2,514,065 shares of our common stock at an average exercise price of $6.33 per share under the plan as of April 30, 2011. There were also issued and outstanding 123,600 undelivered RSUs under the plan as of April 30, 2011. The material features of the plan are outlined below.
     Shares available for awards; adjustments. Under the plan, an aggregate number of shares of common stock equal to the lesser of (1) 15% of the shares of our common stock outstanding from time to time or (2) 10,000,000 shares is available for issuance pursuant to awards granted under the plan. The number of available shares will be increased by the number of shares with respect to which awards previously granted under the plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. The plan also provides for adjustment of the number and kind of shares for which awards may be granted, the number and kind of shares subject to the plan’s annual limits, the number and kind of shares subject to outstanding awards, the applicable exercise price of outstanding awards, and any other applicable aspect of an outstanding award, as determined by our committee, in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of any dividend or other distribution (whether in the form of cash, our stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event that affects our common stock or such other securities of ours or any other issuer.
     Administration. The plan is administered by a committee of our Board of Directors. The committee determines the persons to receive awards, the type and number of awards to be granted, the vesting and exercisability of the award, and any other conditions to which the award is subject. Awards may be settled in the form of cash, shares of common stock, other awards, or other property in the discretion of the committee. The committee, in its discretion, may accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, including such acceleration in connection with a “change in control” of our company or upon a termination of service after a change in control.

     Stock options and stock appreciation rights. The committee is authorized to grant stock options, including incentive stock options. In addition, the committee is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of the stock appreciation right. The committee determines the exercise price per share subject to an option and the grant price of a stock appreciation right. The per share exercise price of an incentive stock option, however, must not be less than the fair market value of a share of our common stock on the grant date. The committee generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be vested and exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no incentive stock option may have a term exceeding 10 years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the committee, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards, or other property having a fair market value equal to the exercise price. Options may also be exercisable in connection with a broker-assisted sales transaction (a “cashless exercise”) as determined by the committee. The committee determines methods of exercise and settlement and other terms of the stock appreciation rights.
     Restricted stock. The committee is authorized to grant restricted stock. Restricted stock is a grant of shares of common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the committee.
     Restricted stock units. The committee is authorized to grant RSUs. RSUs are a right to receive a share of our common stock at the end of a specified period (usually after completion of a vesting schedule relating to continuation of service or achievement of performance goals), subject to possible forfeiture of the award in the event of certain terminations of employment or service prior to the end of the specified period.
     Bonus stock and other stock-based awards. The committee is authorized to grant shares of common stock as a bonus free of restrictions for services performed for us or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the committee may specify. The committee is authorized to grant awards under the plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee determines the terms and conditions of such awards.
     Automatic grants to directors. Under the plan, as long as shares are available for grant under the plan, we will make automatic grants of options to our directors. On the date a non-employee director is first appointed or elected to our Board of Directors, we will automatically grant an option to purchase 25,000 shares to that new director. In addition, each year we will grant either an option to purchase 10,000 shares of our common stock or 3,000 RSUs to each non-employee director at the time of our annual meeting of stockholders, provided that such director did not receive his or her initial automatic grant of an option to purchase 25,000 shares within 90 days of the date of the annual automatic option grant. The exercise price of the options is the fair market value of our common stock on the date of the grant. The options vest and become exercisable as to 1/12th per month after the date of grant, and expire on the tenth anniversary of the date of grant. The RSUs vest as to 1/12th per month after the date of grant, and the stock underlying vested RSUs are scheduled to be delivered to each non-employee director at his or her election on (1) the one-year anniversary of the date of grant, (2) the earlier of the three-year anniversary of the date of grant or the retirement or resignation of the non-employee director as a member of our Board of Directors, or (3) the retirement or resignation of the non-employee director as a member of our Board of Directors.
     Other terms of awards. Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the committee. Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest on deferred amounts. The committee is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.
     Acceleration of vesting; change in control. The committee, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the plan. To the extent we undergo a sale of all or substantially all of our assets, reorganization, merger, or consolidation in which we do not survive, or in which our securities are exchanged or converted into securities issued by another entity, the plan provides that outstanding options may be assumed or substituted for in accordance with their terms with the consent of our Board of Directors or the committee. If the options are not assumed or substituted for, to the extent applicable, such options will terminate immediately prior to the closing of the corporate transaction. The committee will give option holders a reasonable period of time prior to the closing of the corporate transaction to exercise their outstanding vested options.
     Amendment and termination. Our Board of Directors may amend, alter, suspend, discontinue, or terminate the plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Such amendment or termination may not materially and adversely affect the rights of any participant with an outstanding award without the consent of the participant. Unless terminated earlier by our Board of Directors, the plan will terminate on the earlier of (1) 10 years from the date of the later to occur of (i) the original date the plan was approved by our Board of Directors or our stockholders, whichever is earlier, or (ii) the date an increase in the number of shares reserved for issuance under the plan is approved by our Board of Directors (so long as such increase is also approved by our stockholders), and (2) at such time as no shares of common stock remain available for issuance under the plan and our company has no further rights or obligations with respect to outstanding awards under the plan.

DIRECTOR COMPENSATION
     Since fiscal 2008, we have paid each non-employee director an annual retainer in the amount of $70,000. In fiscal 2011, the non-employee Chairman of the Board and the non-employee Chairs of the Audit Committee and the Compensation Committee each received an additional $25,000 per year over the standard outside director compensation; the non-employee Vice Chairman of the Board received an additional $18,000 per year plus a per diem expense allowance of $1,000 while traveling on behalf of our company at various industry functions, which per diem expense allowance was discontinued in November 2010; and the non-employee Chair of the Nominations and Corporate Governance Committee received an additional $6,000 per year. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at Board of Director and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director. Mr. Monheit declined any payment for acting as interim Chair of the Audit Committee.
     Each non-employee director receives an automatic grant of options to acquire 25,000 shares of our common stock on the date of his or her first appointment or election to our Board of Directors. Each non-employee director also receives a grant of options to purchase 10,000 shares of our common stock at the meeting of our Board of Directors held immediately after our annual meeting of stockholders for that year.
     The following table sets forth the compensation paid by us to each non-employee director for the fiscal year ended April 30, 2011, except for Mr. Brust who was appointed as a director of our company in July 2011. Mr. Golden does not receive any compensation for service on our Board of Directors.

	Fees Earned
	or Paid in	Option	All Other
Name (1)	Cash (2)	Awards (3)	Compensation (4)	Total
Barry M. Monheit	$95,000	$24,685	—	$119,685
John B. Furman	$95,000	$24,685	—	$119,685
Mitchell A. Saltz	$70,000	$24,685	$10,921	$105,606
Robert L. Scott	$94,000	$24,685	$10,921	$129,606
I. Marie Wadecki	$76,000	$24,685	—	$100,685
Jeffrey D. Buchanan (5)	$63,333	$24,685	—	$88,018

(1)	As of April 30, 2011, each of the non-employee directors had the following number of stock awards outstanding, which represent undelivered shares underlying vested RSUs: Mr. Monheit (3,000); Mr. Furman (0); Mr. Saltz (0); Mr. Scott (3,000); and Ms. Wadecki (3,000). As of April 30, 2011, each of the non-employee directors had the following number of stock options outstanding: Mr. Monheit (70,000); Mr. Furman (70,000); Mr. Saltz (155,000); Mr. Scott (50,000); and Ms. Wadecki (70,000).

(2)	All fees were paid in cash.

(3)	The amounts shown in this column represent the grant date fair value for stock options granted to the directors calculated in accordance with FASB ASC Topic 718 “Compensation - Stock Compensation,” excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 17 to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2011.

(4)	Messrs. Saltz and Scott receive medical and dental coverage under our medical plan.

(5)	Mr. Buchanan resigned as a director of our company in January 2011 following his appointment as Executive Vice President, Chief Financial Officer, and Treasurer of our company. As of April 30, 2011, Mr. Buchanan had 75,000 stock options outstanding from the awards received during his term as a director.

     We lease approximately 2,800 square feet of office space in Scottsdale, Arizona. We previously maintained our executive offices in Scottsdale before moving those offices to Springfield, Massachusetts where our principal manufacturing plant is located. We currently utilize the Scottsdale office for various corporate purposes, including holding board committee and other business meetings and conducting various corporate acquisition and investor relations functions. The office also satisfies the requirement to maintain a Scottsdale office contained in our December 5, 2003 severance agreement entered into with Mr. Saltz in connection with his resignation as an executive officer of our company.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our equity compensation plans as of April 30, 2011.

(a) Number of
	Securities to be	(b) Weighted
	Issued Upon	Average Exercise	(c) Number of Securities
	Exercise of	Price of	Remaining Available for
	Outstanding	Outstanding	Future Issuance Under
	Options,	Options,	Equity Compensation Plans
	Warrants, and	Warrants, and	(Excluding Securities
Plan Category	Rights (1)	Rights (2)	Reflected in Column (a) (3)
Equity Compensation Plans Approved by Stockholders	2,811,165	$5.28	13,996,873

Equity Compensation Plans Not Approved by Stockholders (4)	450,000	$1.47	—

Total	3,261,165	$4.73	13,996,873

(1)	Includes 123,600 shares issuable upon vesting of RSUs granted under the 2004 Incentive Stock Plan. The remaining balance consists of outstanding stock option grants.

(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(3)	Under our 2004 Incentive Stock Plan, an aggregate number of shares of our common stock equal to the lesser of (a) 15% of the shares of our common stock outstanding from time to time or (b) 10,000,000 shares is available for issuance pursuant to awards granted under such plan. The number of available shares will be increased by the number of shares with respect to which awards previously granted under such plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. As of April 30, 2011, the aggregate number of shares of our common stock available for issuance pursuant to awards under the 2004 Incentive Stock Plan was 5,892,605. Our 2001 ESPP authorizes the sale of up to 10,000,000 shares of our common stock to employees. As of April 30, 2011, there were 8,104,268 shares of common stock reserved for issuance under our ESPP.

(4)	Represents a stock option granted pursuant to the Non-Qualified Stock Option Agreement dated December 6, 2004 between us and Mr. Golden. The option grant vests in equal installments over five years and has a maximum term of 10 years. Unless otherwise set forth in Mr. Golden’s employment agreement, (a) upon termination of employment without cause, the option (to the extent vested and outstanding) will remain exercisable for three months following termination of employment; (b) upon termination of employment as a result of death or mental or physical disability, the option (to the extent vested and outstanding) will remain exercisable for 12 months after termination of employment; (c) if employment is terminated for cause, the option immediately terminates; (d) upon a change in control (as defined in the agreement) not approved by the Board of Directors, the option shall become fully vested and exercisable. The option may be exercised by payment of cash or, with the consent of the Company, by promissory note or through a cashless exercise program.

REPORT OF THE AUDIT COMMITTEE
     The Board of Directors has appointed an Audit Committee, consisting of four independent directors. All of the members of the Audit Committee are “independent” of our company and management, as independence is defined in applicable rules of Nasdaq and the SEC.
     The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
     In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent registered public accountant. The committee discussed with the independent registered public accountant the matters required to be discussed by the Public Company Accounting Oversight Board. This included a discussion of the independent registered public accountant’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent registered public accountant written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the committee concerning independence. The committee also discussed with the independent registered public accountant their independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.
     The committee discussed with the independent registered public accountant the overall scope and plans for its audit. The committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held six meetings during the fiscal year ended April 30, 2011.
     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2011 for filing with the SEC.*
     The report has been furnished by the Audit Committee of our Board of Directors.

Barry M. Monheit, Interim Chairman John B. Furman I. Marie Wadecki

*	Mr. Brust is currently a member of the Audit Committee, but did not participate in such reviews, discussions, and recommendation because he was not a member of the Audit Committee at the time the Audit Committee conducted such reviews and discussions and made such recommendation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10 percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.
     Based solely upon our review of the copies of such forms received by us during the fiscal year ended April 30, 2011, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of our common stock on August 2, 2011 by (1) each director, nominee for director, and each named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)	Percent(2)
Directors and Executive Officers:
Michael F. Golden (3)	1,068,670	1.63%
P. James Debney(4)	41,668	*
Jeffrey D. Buchanan (5)	93,150	*
Barry Willingham(6)	23,667	*
Ann B. Makkiya (7)	72,567	*
John R. Dineen (8)	63,834	*
William F. Spengler (9)	—	—
Robert H. Brust (10)	4,168	*
John B. Furman (11)	113,000	*
Barry M. Monheit (12)	351,800	*
Mitchell A. Saltz (13)	1,599,100	2.47%
Robert L. Scott (14)	135,000	*
I. Marie Wadecki (15)	87,950	*
All directors and executive officers as a group (11 persons) (16)	3,590,740	5.44%
5% Stockholders:
Security Investors, LLC (17)	4,474,276	6.92%
BlackRock, Inc. (18)	3,493,075	5.41%

*	Less than 1% of the outstanding shares of common stock

(1)	Except as otherwise indicated, each person named in the table has the sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o Smith & Wesson Holding Corporation, 2100 Roosevelt Avenue, Springfield, Massachusetts 01104.

(2)	The number of shares shown includes, when applicable, shares owned of record by the identified person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control, or power of disposition. The percentages shown are calculated based on 64,611,531 shares of common stock outstanding on August 2, 2011. The numbers and percentages shown include the shares of common stock actually owned on August 2, 2011 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of August 2, 2011 upon the exercise of options or the delivery of RSUs are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(3)	Includes 812,067 shares of common stock issuable upon exercise of vested stock options.

(4)	Includes 41,668 shares of common stock issuable upon exercise of vested stock options.

(5)	Includes (a) 75,000 shares of common stock issuable upon exercise of vested stock options, and (b) 150 shares held indirectly by Mr. Buchanan’s son.

(6)	Includes 23,667 shares of common stock issuable upon exercise of vested stock options.

(7)	Includes 55,000 shares of common stock issuable upon exercise of vested stock options.

(8)	Includes 48,334 shares of common stock issuable upon exercise of vested stock options.

(9)	Mr. Spengler served as Executive Vice President and Chief Financial Officer of our company from July 2008 until his resignation in November 2010 and Treasurer of our company from September 2008 until his resignation in November 2010.

(10)	Includes 4,168 shares of common stock issuable upon exercise of vested stock options.

(11)	Includes (a) 70,000 shares of common stock issuable upon exercise of vested stock options, (b) 1,000 shares held by K.I.D.S. Properties, LP, and (c) 5,000 shares held by Mr. Furman’s defined benefit pension trust.

(12)	Includes 70,000 shares of common stock issuable upon exercise of vested stock options.

(13)	Includes 155,000 shares of common stock issuable upon exercise of vested stock options. The shares are held by Stockbridge Enterprises, L.P., of which Mr. Saltz is the Manager.

(14)	Includes 50,000 shares of common stock issuable upon exercise of vested stock options.

(15)	Includes (a) 70,000 shares of common stock issuable upon exercise of vested stock options, and (b) 15,000 shares held by Ms. Wadecki’s spouse.

(16)	Includes 1,426,570 shares of common stock issuable upon exercise of vested stock options.

(17)	Based on the statement on Schedule 13G filed with the SEC on February 14, 2011, Security Investors, LLC has sole voting and dispositive power over all such shares of common stock. The address of Security Investors, LLC is One Security Benefit Place, Topeka, Kansas 66636-0001.

(18)	Based on the statement on Amendment No. 1 to Schedule 13G filed with the SEC on February 8, 2011, BlackRock, Inc. has sole voting and dispositive power over all such shares of common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Unless delegated to the Compensation Committee by our Board of Directors, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by our company. We have a policy that we will not enter into any such transaction unless the transaction is determined by our Board of Directors to be fair to us or is approved by a majority of our disinterested directors or by our stockholders.
     Our company has entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Nevada law, for certain liabilities to which they may become subject as a result of their affiliation with our company.

PROPOSAL TWO
PROPOSAL TO APPROVE OUR 2011 EMPLOYEE STOCK PURCHASE PLAN TO REPLACE OUR
EXPIRING 2001 EMPLOYEE STOCK PURCHASE PLAN
     During 2001, our Board of Directors adopted and, in 2002, our stockholders approved our 2001 ESPP, which currently provides a means for our eligible employees to purchase shares of our common stock at a discount. Our Board of Directors amended the 2001 ESPP in 2004. Our Board of Directors adopted our 2011 ESPP, subject to stockholder approval, to be effective following the current offering period under our 2001 ESPP, which ends March 31, 2012.
     Our 2011 ESPP is substantially similar to our 2001 ESPP. The primary differences being the maximum number of shares authorized under our 2011 ESPP will be 6,000,000, and the offering periods have been extended from six months to 12 months. The full text of our 2011 ESPP is included as Appendix A to this proxy statement.
     Our 2011 ESPP is designed to qualify for favorable income tax treatment under Section 423 of the Code and is intended to offer financial incentives for our employees to purchase our common stock. Our 2011 ESPP is administered by a Plan Committee (as defined below) appointed by the Board of Directors.
     We believe that the adoption of our 2011 ESPP promotes our interests and those of our stockholders by assisting us in attracting, retaining, and stimulating the performance of our employees. Our 2011 ESPP provides our employees with an opportunity to acquire a proprietary interest in our company and thereby align their interests with the interests of our other stockholders and give them an additional incentive to use their best efforts for the long-term success of our company.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE OUR 2011 ESPP TO REPLACE OUR EXPIRING 2001 ESPP.
General Terms of Our 2011 ESPP; Shares Available for Issuance
     Our 2011 ESPP is intended to provide a method whereby our employees will have an opportunity to acquire a proprietary interest in our company through the purchase of shares of our common stock through accumulated voluntary payroll deductions, thereby enhancing employee interest in our continued success. We intend to have our 2011 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code. Our 2011 ESPP permits eligible employees to authorize payroll deductions that will be utilized to purchase shares of our common stock during a series of consecutive 12-month offering periods, with two six-month purchase or exercise periods within the offering periods. Employees may purchase shares of common stock pursuant to our 2011 ESPP at a purchase price equal to the lower of (i) 85% of the greater of (A) the fair market value of a share of our common stock on the first trading day of the offering period or (B) the fair market value of a share of our common stock on the entry date on which an employee becomes a participant within the offering period or (ii) 85% of the fair market value of our common stock on the last trading day of the applicable purchase period. The fair market value of a share of our common stock on a given date is determined by the Plan Committee, provided that as long as there is a public market for our common stock, the fair market value will either be (i) the closing price of our common stock on such date (or, if our common stock is not traded on such date, the immediately preceding trading date) as reported by Nasdaq; (ii) if such price is not reported, the average of the bid and asked prices for our common stock on such date (or, if not traded on such date, the immediately preceding trading date) as reported by Nasdaq; (iii) in the event our common stock is listed on a stock exchange, the closing price of our common stock on such exchange on such date (or, if not traded on such date, the immediately preceding trading date), as reported in the Wall Street Journal; or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of our common stock as determined by the Plan Committee using any reasonable means. Any payroll deductions remaining in the participant’s bookkeeping account after the end of an offering period will be retained in such participant’s account for the next purchase period or offering period, subject to earlier withdrawal by the participant in accordance with the terms of the 2011 ESPP. No interest is paid on funds withheld, and those funds are used by our company for general operating purposes.

     Initially, there will be a total of 6,000,000 shares of our common stock reserved under our 2011 ESPP, which will include any shares available for issuance under our 2001 ESPP on the first offering date under our 2011 ESPP, but not to exceed 6,000,000 shares. The shares included in our 2011 ESPP will no longer be available for issuance under our 2001 ESPP. If any change is made in the stock subject to our 2011 ESPP or subject to any outstanding options under our 2011 ESPP (through reorganization, restructuring, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock repurchase, or similar transaction), equitable and proportionate adjustments will be made by the Plan Committee in the number and kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any participant upon exercise of the options granted under our 2011 ESPP.
Eligibility and Administration
     All employees of our company or of those subsidiaries designated by our Board of Directors who are regularly scheduled to work at least 20 hours per week for more than five months per calendar year are eligible to participate in any of the purchase periods of the 2011 ESPP. Eligible employees may elect to participate in the 2011 ESPP on April 1 or October 1 of each year. An employee will not be granted an option under our 2011 ESPP if (i) immediately after the grant, such employee would own common stock, including outstanding options to purchase common stock under our 2011 ESPP, possessing 5% or more of the total combined voting power or value of our common stock, or (ii) participation in our 2011 ESPP would permit such employee’s rights to purchase our common stock under all of our employee stock purchase plans to exceed $25,000 in fair market value (determined at the time the option is granted) of our common stock for each calendar year in which such option is outstanding.
     Our Board of Directors will appoint a committee to administer our 2011 ESPP, the “Plan Committee.” The Plan Committee will have the authority to (a) interpret and construe any provision of our 2011 ESPP, (b) adopt rules and regulations for administering our 2011 ESPP, and (c) make all other determinations deemed necessary or advisable for administering our 2011 ESPP.
Offering Periods and Employee Participation
     Our 2011 ESPP will be implemented in a series of successive offering periods, each with a maximum duration of 12 months. If the fair market value per share of our common stock on any purchase date is less than the fair market value per share on the start date of a 12-month offering period, then that offering period will automatically terminate, and a new 12-month offering period will begin on the next business day. Each offering period will begin on the April 1 or October 1, as applicable, immediately following the end of the previous offering period.
     Under our 2011 ESPP, eligible employees may elect to participate in our 2011 ESPP on April 1 or October 1 of each year, the “entry date.” Subject to certain limitations determined in accordance with calculations set forth in our 2011 ESPP, a participating employee is granted the right to purchase shares of our common stock on the last business day on or before each March 31 and September 30 during which the employee is a participant in our 2011 ESPP, the “purchase date” or “exercise date.” Upon enrollment in our 2011 ESPP, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 20% (or such greater percentage as the Plan Committee may establish from time to time before the first day of an offering period) of the participant’s compensation on each payroll date. Unless the participant withdraws from our 2011 ESPP, the participant’s option for the purchase of shares will be exercised automatically on each exercise date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable exercise price with the accumulated plan contributions then credited to the participant’s account under our 2011 ESPP. The option exercise price per share will equal 85% of the lower of the fair market value on the first day of the offering period or the fair market value on the exercise date, unless the participant’s entry date is not the first day of the offering period, in which case the exercise price will equal 85% of the lower of (i) the greater of the fair market value on the first day of the offering period or the fair market value of our common stock on the entry date or (ii) the fair market value on the exercise date.
     At the time an employee becomes a participant in our 2011 ESPP, the employee may elect payroll deductions of up to 20% (or such greater percentage as the Plan Committee may establish from time to time before the first day of an offering period) of such employee’s compensation for each pay period during an offering. For purposes of our 2011 ESPP, compensation consists of all regular straight time gross earnings paid by us to employees that participate in our 2011 ESPP. Compensation for purposes of our 2011 ESPP excludes commissions, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation. Participants may discontinue, reduce, or increase future payroll deductions during an offering period, however, participants may change the rate or amount of payroll deductions only once in any purchase period. A participant’s payroll deductions will continue at the same rate or amount for subsequent offering periods unless the participant elects otherwise before the beginning of the offering periods. To the extent necessary to comply with Section 423 of the Code, the Plan Committee may reduce a participant’s payroll deduction percentage to 0% at such time during any purchase period scheduled to end during the current calendar year when the participant’s aggregate payroll deductions for the calendar year exceeds $25,000 multiplied by the applicable percentage (i.e., 85%). All payroll deductions made by each participant will be credited to a bookkeeping account set up for that participant under our 2011 ESPP.
Grants and Exercises of Options
     On a participant’s entry date, the participant will be granted an option to purchase, on each subsequent purchase date during the offering period in which the entry date occurs, up to a number of shares of our common stock determined by dividing (i) the amount of such participant’s payroll deductions accumulated prior to the purchase date and retained in the participant’s account as of the exercise date by (ii) the option exercise price. The option exercise price is an amount equal to 85% of the lower of (a) the greater of the fair market value of our common stock at the beginning of the offering period or the fair market value of our common stock on the participant’s entry date, or (b) the fair market value of our common stock at the end of the exercise period. The participant’s option will be deemed to have been exercised automatically on the last day of the exercise period. The maximum number of shares that a participant may purchase during any exercise period is 12,500 shares or a total of $25,000 in shares, based on the fair market value on the first day of the exercise period. A participant will have no interest or voting right in shares of our common stock covered by the participant’s option until such option has been exercised.
Reclassifications and Mergers
     Our 2011 ESPP provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options, and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends. If our company dissolves or liquidates, the offering period will terminate immediately prior to the consummation of that action, unless otherwise provided by the Plan Committee. In the event of a merger or a sale of all or substantially all of our company’s assets, each option under our 2011 ESPP will be assumed or an equivalent option substituted by the successor corporation, unless the Plan Committee, in its sole discretion, accelerates the date on which the options may be exercised.
Participation in Our 2011 ESPP
     Participation in our 2011 ESPP is voluntary and depends on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under our 2011 ESPP are not determinable.
Withdrawal; Termination; Leave Of Absence
     A participant in our 2011 ESPP may withdraw, at any time, from our 2011 ESPP by giving us written notice. All payroll deductions credited to such participant’s account and not yet invested in our common stock will be returned to the participant. If a participant withdraws from an offering period, he or she may not participate again in that offering but may participate in any succeeding offering under our 2011 ESPP or in any similar plan that we may adopt.

     Upon termination of a participant’s employment for any reason, including retirement or death, the payroll deductions credited to such participant’s account, and not yet invested in our common stock, will be returned to the participant or the participant’s beneficiary and the unexercised portion of any option granted to an employee under our 2011 ESPP will be automatically terminated.
     A participant on an approved leave of absence will be deemed to be an employee during the first 90 days of the leave of absence and may continue to be a participant in our 2011 ESPP during that 90-day period. A participant who has been on leave of absence for more than 90 days will be deemed to have been terminated as an employee and will not be entitled to participate in our 2011 ESPP commencing after the 90th day of such leave of absence. The payroll deductions credited to such participant’s account, and not yet invested in our common stock, will be returned to the participant and the unexercised portion of any option granted to an employee under our 2011 ESPP will be automatically terminated.
Transferability
     Neither the payroll deductions credited to a participant’s account nor any rights with respect to an option granted under our 2011 ESPP may be assigned, transferred, pledged, or otherwise disposed of by the participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be ineffective and we may treat any such act as an election to withdraw from participation in our 2011 ESPP.
Duration and Modification
     Our 2011 ESPP will remain in effect until the earliest of (a) the exercise date that participants become entitled to purchase a number of shares greater than the number of reserved shares available for purchase under our 2011 ESPP, (b) such date as is determined by the Board of Directors in its discretion, or (c) March 31, 2022. Our 2011 ESPP’s “effective date” means the date immediately following the end of the current offering period under our 2001 ESPP, which is April 1, 2012.
     The Board of Directors or the Plan Committee may amend our 2011 ESPP at any time, provided that such amendment may not adversely affect the rights of any participant with respect to previously granted options and our 2011 ESPP may not be amended if such amendment would in any way cause rights issued under our 2011 ESPP to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Board of Directors will obtain stockholder approval for an amendment.
Federal Income Tax Consequences
     Our 2011 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under our 2011 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than (a) two years from the first day of the offering period and (b) more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to the excess of the fair market value of the shares as of the first day of the offering period over the option price (determined as if the option had been exercised on the first trading day of the offering period). If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the price at which the participant purchased the shares under our 2011 ESPP.
     Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants as a result of a sale or disposition of shares prior to the expiration of the holding periods described above.
Approval by Stockholders of our 2011 ESPP
     Approval of our 2011 ESPP will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting. Upon approval of our 2011 ESPP by our stockholders, our 2011 ESPP will go into effect, and our employees will be entitled to enroll for participation in our 2011 ESPP when the current offering period under our 2001 ESPP ends. In the event that the proposal to approve our 2011 ESPP is not approved by our stockholders at the meeting, our 2011 ESPP will not become effective and our 2001 ESPP will continue in effect until its termination in accordance with its terms.

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
Background
     The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
Summary
     We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers, and two individuals who served as our Chief Financial Officer during our last completed fiscal year), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 10. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executives. This program links cash incentive compensation to the achievement of pre-established corporate financial performance objectives and provides long-term stock-based incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the Compensation Discussion and Analysis included in this proxy statement and the executive-related compensation tables for more information.
     Base Salaries. We target base salaries at levels required to attract, motivate, and retain highly qualified individuals assuming that they will not receive incentive compensation, but reflecting the possible receipt of incentive compensation. From fiscal 2009 to fiscal 2010, for the named executives that were reported in either year and employed during both years, base salaries decreased, on average, 3.8%. From fiscal 2010 to fiscal 2011, using the same parameters, base salaries increased, on average, 4.3%. The base salary of our Chief Executive Officer has not increased over our last three fiscal years.
     We maintain a performance-based incentive compensation program. We annually establish a performance-based incentive compensation program designed to reward individuals for performance based primarily on our financial results as well as, in certain instances, the achievement of corporate and individual objectives that contribute to our long-term goal of building stockholder value. Our performance-based incentive compensation program results in a substantial portion of our executives’ potential total cash compensation being at risk. In practice, we have paid incentive compensation only for one of the last three fiscal years.
     Our stock-based compensation program is designed to align the interests of our management and the interests of our stockholders. We strongly believe in tying executive rewards directly to our long-term success and increases in stockholder value through stock-based compensation. Our stock-based compensation is intended to enable our executives to acquire or increase their proprietary interest in our company in order to strengthen the mutually of interests between them and our stockholders and to provide them with long-term performance incentives to focus their best efforts in the enhancement of stockholders value. Our stock-based compensation is designed to result in limited rewards if the price of our common stock does not appreciate or does not appreciate above certain levels, but may provide substantial rewards to our executive officers (as well as to our stockholders in general) if our common stock appreciates or appreciates above certain levels. Historically, our stock-based compensation has been through the grant of stock options and RSUs. We generally set vesting levels for stock options and RSUs over multiple year periods to encourage executive retention. We currently establish performance requirements for the vesting of RSUs.
     Independent Compensation Consultant. The Compensation Committee retains and works closely with Compensia, a leading independent executive compensation firm, in the design and implementation of its annual executive compensation program. Compensia provides no other services to our company.

Board Recommendation
     Our board believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
     The following resolution is submitted for a stockholder vote at the annual meeting:
     RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this proxy statement.
     The say-on-pay vote is advisory, and therefore not binding on our company, our Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to our Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL FOUR
ADVISORY VOTE ON DETERMINING THE FREQUENCY OF SAY-ON-PAY
Background
     The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. Stockholders have the option of recommending a frequency vote every year, every two years, or every three years or abstaining from making a recommendation.
Summary and Board Recommendation
     Our Board of Directors has considered the advantages and disadvantages of the frequency of the say-on-pay vote. Based on its analysis, our Board of Directors believes that an annual advisory vote of on executive compensation would be the most meaningful for our Board of Directors and our Compensation Committee and best serve the interests of our company and its stockholders. Our Board of Directors believes an annual advisory vote will provide the most timely feedback on executive compensation arrangements, plans, programs, and policies as executive compensation disclosures are made annually.
     Stockholders should recognize, however, it may not be appropriate or feasible to change compensation programs already in place for the year in which the vote occurs since the advisory vote on executive compensation will take place after the beginning of the compensation year. Stockholders also should recognize that their recommendation may be modified in the future if an annual frequency vote becomes burdensome or otherwise proves to be less helpful than originally expected.
     We will consider stockholders to have expressed a preference for the frequency that receives the largest number of favorable votes. Our Board of Directors also may from time to time decide that it is in the best interests of our company and its stockholders to hold the frequency vote more or less frequently than the non-binding option preferred by our stockholders.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “1 YEAR” ON THE PROPOSAL TO DETERMINE THE FREQUENCY OF SAY-ON-PAY.

PROPOSAL FIVE
PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR
2004 INCENTIVE STOCK PLAN, AS AMENDED, SO AS TO TAKE ADVANTAGE OF THE BENEFITS
OF SECTION 162(m) OF THE INTERNAL REVENUE CODE
     Our 2004 Incentive Stock Plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. Under the plan, we may grant stock options, restricted stock, RSUs, stock appreciation rights, stock bonuses, and other stock awards. The performance goals of our 2004 Incentive Stock Plan were last approved by our stockholders in 2006.
     Compensation that qualifies as “performance-based” compensation under Section 162(m) of the Code (“Section 162(m)”) is deductible for tax purposes regardless of the total amount of compensation paid to the named executive officer. Other compensation paid to a named executive officer may not be deducted in excess of $1.0 million per year. Under the requirements of Section 162(m), stockholder approval of the plan lasts for five years. In order for the awards and bonus payments made pursuant to the 2004 Incentive Stock Plan to continue to qualify as “performance-based” compensation under Section 162(m), we must submit the material terms of the performance goals under the plan for stockholders approval at this meeting.
Eligibility; Administration
     The persons eligible to receive awards under the plan consist of officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the plan only to our employees, including our officers who are employees. The plan is administered by a committee of our Board of Directors. The committee determines the persons to receive awards, the type and number of awards to be granted, the vesting and exercisability of the award, and any other conditions to which the award is subject. The number of persons currently receiving performance-based compensation under the plan is four.
Performance Criteria
     One or more of the following objective performance criteria based on our consolidated financial statements, the financial statements of our affiliates, or for our business units (except with respect to the total stockholder return and earnings per share criteria), have been or will be used by the committee in establishing performance goals for awards designed to comply with the performance-based compensation exception to Section 162(m): (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state, or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions, or divestitures; (12) total stockholder return; and (13) debt reduction. For employees subject to Section 162(m), the performance goals and the determination of their achievement will be made in accordance with Section 162(m). The committee is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.
     The other material terms of the 2004 Incentive Stock Plan are described above under “Executive Compensation — 2004 Incentive Stock Plan,” and the full text of our 2004 Incentive Stock Plan is included as Appendix B to this proxy statement.
New Plan Benefits
     Benefits obtained by our executives, employees, officers, directors, and independent contractors under our 2004 Incentive Stock Plan are made on a discretionary basis. Accordingly, it is not possible to determine the benefits that will be received by such individuals under the 2004 Incentive Stock Plan in fiscal 2012. Please refer to the Fiscal 2011 Summary Compensation Table above for the amounts paid under the 2004 Incentive Stock Plan in the past three fiscal years to our named executive officers.
Approval by Stockholders of the Material Terms of the Performance Goals Under Our 2004 Incentive Stock Plan; Board Recommendation
     Approval by stockholders of the material terms of the performance goals under our 2004 Incentive Stock Plan so as to take advantage of the benefits of Section 162(m) will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting. Our Board of Directors believes it is in the best interests of our company and our stockholders to receive the full income tax deduction for performance-based compensation paid under the 2004 Incentive Stock Plan. Our Board of Directors is therefore asking our stockholders to vote in favor of the proposal to approve the material terms of the performance goals under our 2004 Incentive Stock Plan so as to take advantage of the benefits of Section 162(m). In the event that the proposal to approve the performance goals under our 2004 Incentive Stock Plan so as to take advantage of the benefits of Section 162(m) is not approved by our stockholders at the meeting, the rights of participants under our 2004 Incentive Stock Plan or under any outstanding award agreements will not be effected. However, any awards granted or payments made under the 2004 Incentive Stock Plan may not be fully tax-deductible to the extent the total compensation paid to the named executive officer exceeds the Section 162(m) limitation. If we cannot deduct incentive compensation from our taxes, it may increase the cost of the incentive payouts, if any, to us and thus to our stockholders through reduced net income.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 2004 INCENTIVE STOCK PLAN SO AS TO TAKE ADVANTAGE OF THE BENEFITS OF SECTION 162(m).

PROPOSAL SIX
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
     The firm of BDO USA, LLP, an independent registered public accounting firm, has audited the financial statements of our company for the fiscal years ended April 30, 2009, 2010, and 2011. Our Audit Committee has appointed BDO USA, LLP to audit the consolidated financial statements of our company for the fiscal year ending April 30, 2012 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of BDO USA, LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
     The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence.
Audit Fees
     The aggregate fees billed to our company by BDO USA, LLP for the fiscal years ended April 30, 2010 and 2011 are as follows:

	2010	2011
Audit Fees	$1,460,867	$1,328,502
Audit-Related Fees	25,238	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,486,105	$1,328,502

     Audit services for fiscal 2010 and 2011 consisted of the audit of our consolidated financial statements, the audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, and the review of our quarterly financial statements.
     Audit-related services for fiscal 2010 consisted of work related to the filing of Form S-3 for shares issued in connection with our acquisition of USR and review of our response to an SEC comment letter received during fiscal 2010.
Audit Committee Pre-Approval Policies
     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.
     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

     Our Audit Committee requires that the independent registered public accountant, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.
     All of the services provided by BDO USA, LLP described above under the caption “Audit-Related Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF OUR COMPANY FOR THE FISCAL YEAR ENDING APRIL 30, 2012.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending April 30, 2012 must be received by us within the time periods described below in order to be included in the proxy statement and form of proxy relating to such meeting. Under our bylaws, stockholders must follow certain procedures to nominate persons for election as a director or to introduce an item of business at an annual meeting of stockholders. To be timely under these procedures, notice of such nomination or business related to our 2012 Annual Meeting of Stockholders must comply with the requirements in our bylaws and must be received by us (a) no earlier than June 28, 2012 and no later than July 28, 2012; or (b) if our 2012 Annual Meeting of Stockholders is held after November 25, 2012, no earlier than 90 days in advance of such annual meeting and no later than the close of business on the later of (i) 60 days prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such annual meeting is first made in order to be considered at such meeting, or no later than April 19, 2012 in order to be included in the proxy statement and form of proxy relating to such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.
HOUSEHOLDING OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
     If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy statement and annual report and would like to participate in our householding program, please contact Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our proxy statement and annual report, please contact Broadridge as described above.
     A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.
OTHER MATTERS
     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board of Directors may recommend.
Dated: August 17, 2011

APPENDIX A
SMITH & WESSON HOLDING CORPORATION
2011 EMPLOYEE STOCK PURCHASE PLAN
     1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.
     2. Definitions.
          (a) “Applicable Percentage” means the percentage specified in Section 8, subject to adjustment by the Committee as provided in Section 8.
          (b) “Board” means the Board of Directors of the Company.
          (c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder, and successor provisions and regulations thereto.
          (d) “Committee” means the committee appointed by the Board to administer the Plan as described in Section 13 of the Plan or, if no such Committee is appointed, the Board.
          (e) “Common Stock” means the Company’s common stock, par value $.001 per share.
          (f) “Company” means Smith & Wesson Holding Corporation, a Nevada corporation.
          (g) “Compensation” means, with respect to each Participant for each pay period, all regular straight time gross earnings paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” shall not include: (i) commissions, (ii) payments for overtime, (iii) shift premium, (iv) incentive compensation, (v) incentive payments, (vi) bonuses, and (vii) other compensation.
          (h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
          (i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
          (j) “Employee” means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least 20 hours per week and more than five months in any calendar year.
          (k) “Entry Date” means the first day of each Exercise Period.
          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (m) “Exercise Date” means the last Trading Day ending on or before the March 31 or September 30, as applicable, immediately following the First Offering Date, and the last Trading Day ending on or before each March 31 or September 30 thereafter.
          (n) “Exercise Period” means, for any Offering Period, each period commencing on the Offering Date and on the day after each Exercise Date, and terminating on the immediately following Exercise Date.

          (o) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 8.
          (p) “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(b).
          (q) “First Offering Date” means April 1, 2012; provided, however, that if the offering period under the Company’s 2001 Employee Stock Purchase Plan, as amended (the “Prior Plan”) ends prior to March 31, 2012, the First Offering Date shall mean the April 1 or October 1, as applicable, immediately following the end of the offering period under the Prior Plan.
          (r) “Offering Date” means the first Trading Day of each Offering Period; provided, that in the case of an individual who becomes eligible to become a Participant under Section 3 after the first Trading Day of an Offering Period, the term “Offering Date” shall mean the first Trading Day of the Exercise Period coinciding with or next succeeding the day on which that individual becomes eligible to become a Participant. Options granted after the first day of an Offering Period will be subject to the same terms as the options granted on the first Trading Day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first Trading Day of such Offering Period, a shorter term.
          (s) “Offering Period” means, subject to adjustment as provided in Section 4, (i) with respect to the first Offering Period, the period beginning on the First Offering Date and ending on September 30 or March 31, as applicable, which is 12 months thereafter, and (ii) with respect to each Offering Period thereafter, the period beginning on April 1 or October 1, as applicable, immediately following the end of the previous Offering Period and ending on September 30 or March 31, as applicable, which is 12 months thereafter.
          (t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.
          (u) “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 of the Plan.
          (v) “Plan” shall mean this 2011 Employee Stock Purchase Plan.
          (w) “Plan Contributions” means, with respect to each Participant, the after-tax payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 of the Plan.
          (x) “Subsidiary” shall mean any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.
          (y) “Trading Day” shall mean a day on which the national stock exchanges and the Nasdaq system are open for trading.
     3. Eligibility.
          (a) Any Employee who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided, however, that any Employee who is an Employee as of the First Offering Date shall be eligible to become a Participant as of such First Offering Date; and further provided, however, that eligible Employees may not participate in more than one Offering Period at a time.
          (b) Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
     4. Offering Periods. The Plan shall generally be implemented by a series of Offering Periods. The first Offering Period shall commence on the First Offering Date and end on March 31 or September 30, as applicable, which is 12 months thereafter, and succeeding Offering Periods shall commence on October 1 or April 1, as applicable, immediately following the end of the previous Offering Period and end on March 31 or September 30, as applicable, which is 12 months thereafter. If, however, the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Offering Date, then the Offering Period in progress shall end immediately following the close of trading on such Exercise Date, and a new Offering Period shall begin on the next subsequent April 1 or October 1, as applicable, and shall extend for a 12 month period ending on September 30 or March 31, as applicable. Subsequent Offering Periods shall commence on the April 1 or October 1, as applicable, immediately following the end of the previous Offering Period and shall extend for a 12 month period ending on September 30 or March 31, as applicable. The Committee shall have the power to make other changes to the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected and the Offering Period does not exceed 12 months.
     5. Election to Participate.
          (a) An eligible Employee may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior to such Entry Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering. The enrollment agreement shall set forth the percentage of the Participant’s Compensation that is to be withheld by payroll deduction pursuant to the Plan.
          (b) Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for a Participant shall commence on the first payroll date following the Entry Date on which the Participant elects to participate in accordance with Section 5(a) and shall end on the last payroll date in the Offering Period, unless sooner terminated by the Participant as provided in Section 11.
          (c) Unless a Participant elects otherwise prior to the last Exercise Date of an Offering Period, including the last Exercise Date prior to termination in the case of an Offering Period terminated by operation of the rule contained in Section 4 hereof, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period such Participant’s “Entry Date” shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the commencement of such succeeding Offering Period.
     6. Participant Contributions.
          (a) Except as otherwise authorized by the Committee pursuant to Section 6(d) below, all Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 20% (or such greater percentage as the Committee may establish from time to time before an Offering Date) of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant (or subsequent Offering Periods as provided in Section 5(c)). The amount of payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant’s Compensation.
          (b) A Participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease or increase the rate or amount of his or her payroll deductions during such Offering Period (within the limitations of Section 6(a) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Exercise Period. The change in rate or amount shall be effective with the first full payroll period following 10 business days after the Company’s receipt of the new enrollment agreement.
          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant’s enrollment agreement at the beginning of the following Exercise Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11.
          (d) All Plan Contributions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan. No interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.
     7. Grant of Option.
          (a) On a Participant’s Entry Date, subject to the limitations set forth in Sections 3(b) and 12(a), the Participant shall be granted an option to purchase on each subsequent Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 8 below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares an Employee may purchase during any Exercise Period shall be 12,500 shares. The Fair Market Value of a share of Common Stock shall be determined as provided in Section 7(b).
          (b) The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee in its discretion; provided, that if there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System, (ii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq, (iii) in the event the Common Stock is listed on a stock exchange, the closing price of the Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or (iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of the Common Stock as determined by the Committee using any reasonable means.
     8. Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the greater of (A) the Fair Market Value of a share of Common Stock on the Offering Date or (B) the Fair Market Value of a share of Common Stock on the Entry Date on which the Employee elects to become a Participant within the Offering Period or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date. The Applicable Percentage with respect to each Offering Period shall be 85%, unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than 15 days prior to the Offering Date thereof.
     9. Exercise of Options. Unless the Participant withdraws from the Plan as provided in Section 11, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to such option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

     10. Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of the shares purchased upon exercise of such Participant’s option. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account that are not sufficient to purchase a full share shall be retained in such Participant’s account for the subsequent Exercise Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 11 below. Any other amounts left over in a participant’s account after a Exercise Date shall be returned to the Participant as soon as administratively practicable.
     11. Withdrawal; Termination of Employment.
          (a) A Participant may withdraw from the Plan at any time by giving written notice to the Company. All of the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, the Participant’s option to purchase shares pursuant to the Plan automatically will be terminated, and no further payroll deductions for the purchase of shares will be made for the Participant’s account. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a).
          (b) Upon termination of the Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 14, and the Participant’s option to purchase shares under the Plan will automatically terminate.
          (c) A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in succeeding Offering Periods or in any similar plan which may hereafter be adopted by the Company.
     12. Stock.
          (a) Subject to adjustment as provided in Section 17, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be equal to any shares available for issuance under the Prior Plan on the First Offering Date (and such shares shall no longer be available for issuance under the Prior Plan), but not to exceed 6,000,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.
          (b) A Participant will have no interest or voting right in shares covered by his option until such option has been exercised.
          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.
     13. Administration.
          (a) The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.
          (b) Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.
     14. Designation of Beneficiary.
          (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.
          (b) A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     15. Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 14). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.
     16. Participant Accounts. Individual accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions and options issued and shares purchased under the Plan. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
     17. Adjustments Upon Changes in Capitalization; Corporate Transactions.
          (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends stock repurchases, or the like, equitable and proportionate adjustments shall be made by the Committee in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.
          (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least 10 days prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11. For purposes of this Section 17(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property)

received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.
          (c) In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 17, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 17.
     18. Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation), the Company shall obtain stockholder approval of any such amendment.
     19. Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:
          (a) the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;
          (b) such date as is determined by the Board in its discretion; or
          (c) March 31, 2022.
     In the event that the Plan terminates under circumstances described in Section 19(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.
     20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the stockholders of the Company for approval within 12 months after the date the Plan is adopted by the Board.
     22. Conditions Upon Issuance of Shares.
          (a) The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.
          (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

     23. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.
     24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.
     25. Applicable Law. The laws of the state of Nevada shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.
     26. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

APPENDIX B
SMITH & WESSON HOLDING CORPORATION
2004 INCENTIVE STOCK PLAN
AS AMENDED AND RESTATED SEPTEMBER 18, 2006
     1. Purpose. The purpose of this 2004 Incentive Stock Plan (the “Plan”) is to assist Smith & Wesson Holding Corporation, a Nevada corporation (the “Company”), and its Related Entities in attracting, motivating, retaining, and rewarding high-quality executives and other Employees, officers, Directors, and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the applicable Committee (or any successor committee) of the Board of Directors of the Company. The Company adopted the Saf-T-Hammer Corporation Stock Option Plan on May 31, 2001 (the “Former Plan”). The name of Saf-T-Hammer Corporation was changed to Smith & Wesson Corporation on February 15, 2002. Upon the adoption of the Plan by the shareholders of the Company, no further awards shall be made pursuant to the Former Plan.
     2. Administration.
          (a) Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or, during the period that the Company is a publicly held corporation, in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.
          (b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive, and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 9(b) hereof, or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law. The Committee or the Board may appoint agents to assist it in administering the Plan.
          (c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
     3. Stock Subject to Plan
          (a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 9(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) the lesser of (y) 15% of the outstanding shares of Stock from time to time or (z) 10,000,000 shares of Stock, plus (ii) the number of shares of Stock with respect to which any Awards previously granted under the Plan terminated without being exercised, expire, are forfeited or canceled, do not vest, or are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 9(c) hereof, the number of shares of Stock that may be issued pursuant to Incentive Stock Options shall not exceed 10,000,000 shares.
          (b) Application of Limitations. The limitation contained in Section 3(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only Stock Appreciation Rights). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
     4. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Directors, who are not Employees, and independent contractors shall be eligible to receive awards other than Incentive Stock Options.
     In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted stock options or stock appreciation rights under each of Sections 5(b) and 5(c) for more than 300,000 shares of Stock, subject to adjustment as provided in Section 9(c). In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted awards subject to Section 6(e) for more than 300,000 shares of Stock, subject to adjustment as provided in Section 9(c).
     5. Specific Terms of Awards.
          (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.
          (b) Options. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:
     (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.
     (ii) Time and Method of Exercise. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards, or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.
     (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
          (A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and
          (B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.
     (iv) Repurchase Rights. The Committee and the Board shall have the discretion to grant Options that are exercisable for unvested shares of Stock. Should the Optionee’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right.
          (c) Stock Appreciation Rights. The Committee and the Board each is authorized to grant Stock Appreciation Right’s to Participants on the following terms and conditions:
     (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a “Limited Stock

Appreciation Right” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 7(c) hereof), over (B) the grant price of the Stock Appreciation Right as determined by the Committee or the Board. The grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 6(a) hereof.
     (ii) Other Terms. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Limited Stock Appreciation Rights that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 5(c), as the Committee or the Board may determine. Stock Appreciation Rights and Limited Stock Appreciation Rights may be either freestanding or in tandem with other Awards.
          (d) Restricted Stock. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:
     (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any, as the Committee or the Board may impose, or as otherwise provided in this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 9(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.
     (ii) Forfeiture. Except as otherwise determined by the Committee or the Board at the time of the Award, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.
     (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
     (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
          (e) Bonus Stock and Awards in Lieu of Obligations. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.
          (f) Other Stock-Based Awards. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(f) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee or the Board shall determine. The Committee and the Board shall have the discretion to grant such other Awards that are exercisable for unvested shares of Stock. Should the Optionee’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 5(f).
     6. Certain Provisions Applicable to Awards.
          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

          (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).
          (c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made to the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of any national securities exchange on which the Company’s securities are listed for trading. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 9(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of other amounts in respect of installment or deferred payments denominated in Stock.
          (d) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.
          (e) Tax Qualified Performance Awards.
               (i) Covered Employees. A Committee, composed in compliance with the requirements of Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee that the provisions of this Section 6(e) shall be applicable to such Award.
               (ii) Performance Criteria. If an Award is subject to this Section 6(e), then the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11)

identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
               (iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Awards subject to this Section 6(e) shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
               (iv) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 6(e), but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 6(e). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a performance period or settlement of Awards.
               (v) Committee Certification. Within a reasonable period of time after the performance criteria have been satisfied, to the extent necessary to qualify the payments as “performance based compensation” under Section 162(m) of the Code, the Committee shall certify, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied.
     7. Change in Control.
          (a) Effect of “Change in Control.” If and to the extent provided in the Award, in the event of a “Change in Control,” as defined in Section 7(b):
     (i) The Committee may, within its discretion, accelerate the vesting and exercisability of any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, subject to applicable restrictions set forth in Section 8(a) hereof;
     (ii) The Committee may, within its discretion, accelerate the exercisability of any limited Stock Appreciation Rights (and other Stock Appreciation Rights if so provided by their terms) and provide for the settlement of such Stock Appreciation Rights for amounts, in cash, determined by reference to the Change in Control Price; and
     (iii) The Committee may, within its discretion, lapse the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan and such Awards may be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.
          (b) Definition of “Change in Control. A “Change in Control” shall be deemed to have occurred upon:

     (i) Approval by the stockholders of the Company of a reorganization, merger, consolidation, or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation, or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a “Corporate Transaction”) is subsequently abandoned);
     (ii) Individuals who, as of the date on which the Award is granted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or
     (iii) the acquisition (other than from the Company) by any person, entity, or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or a Related Entity, (2) any person, entity, or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company a Related Entity.
          (c) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 7(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.
     8. Automatic Grant Program
          (a) Amount and Date of Grant. During the term of the Plan, the Company shall make automatic grants of Options (“Automatic Options”) to each Director who is not employed by the Company:
     (i) Annual Grants. Each year on the Annual Grant Date, an Automatic Option to acquire 10,000 shares of Stock shall be granted to each Director for as long as shares of Stock are available under Section 3(a) hereof. The “Annual Grant Date” shall be the date of the Company’s annual stockholders meeting commencing as of the first annual meeting occurring after the Effective Date. Any Director that was granted an Automatic Option under Section 8(a)(ii) within 90 days of an Annual Grant Date shall be ineligible to receive an Automatic Option pursuant to this Section 8(a)(i) on such Annual Grant Date.
     (ii) Initial New Director Grants. On the Initial Grant Date, every new member of the Board, who is an Director and has not previously received an Automatic Option under this Section 8(a)(ii) shall be granted an Automatic Option to acquire 25,000 shares of Stock for as long as shares of Stock are available under Section 3(a) hereof. The “Initial Grant Date” shall be the date that a Director is first appointed or elected to the Board.
          (b) Exercise Price. The exercise price per share of Stock subject to each Automatic Option granted under Section 8(a)(i) or (ii) shall be equal to 100 percent of the Fair Market Value per share of the Stock on the date such Automatic Option was granted.
          (c) Vesting. Each Automatic Option granted pursuant to Section 8(a)(i) or (ii) shall vest and become exercisable 1/12th per month after the date of grant. Each Automatic Option or portion thereof shall vest and become exercisable only if the optionholder has not ceased serving as a Board member as of such vesting date.
          (d) Term of Automatic Options. Each Automatic Option shall expire on the tenth anniversary (the “Expiration Date”) of the date on which such Automatic Option was granted. Except as determined by the Plan Administrator, should a Director’s service as a Board member cease prior to the Expiration Date for any reason while an Automatic Option remains outstanding and unexercised, the Automatic Option term shall immediately be modified and the Automatic Option shall terminate and cease to be outstanding in accordance with the following provisions:
     (i) The Automatic Option shall immediately terminate and cease to be outstanding with respect to any shares that were not vested at the time of the optionholder’s cessation of Board service.
     (ii) Should an optionholder cease, for any reason other than death, to serve as a member of the Board, then the optionholder shall have 90 days measured from the date of such cessation of Board service in which to exercise his or her Automatic Options that vested prior to the time of such cessation of Board service. In no event, however, may any Automatic Option be exercised after the Expiration Date of such Automatic Option.
     (iii) Should an optionholder die while serving as a Board member or within 90 days after cessation of Board service, then the personal representative of the optionholder’s estate (or the person or persons to whom the Automatic Option is transferred pursuant to the optionholder’s will or in accordance with the laws of the descent and distribution) shall have a 90-day period measured from the date of the optionholder’s cessation of Board service in which to exercise the Automatic Options that vested prior to the time of such cessation of Board service. In no event, however, may any Automatic Option be exercised after the Expiration Date of such Automatic Option.
          (e) Other Terms. Except as expressly provided otherwise in this Section 8, an Automatic Option shall be subject to all of the terms and conditions of the Plan. Directors shall be entitled to receive other awards under the Plan or other plans of the Company in accordance with the terms and conditions thereof.
     9. General Provisions.
          (a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing, or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

          (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right that constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.
          (c) Adjustments.
     (i) Adjustments to Awards. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee or the Board to be appropriate, then the Committee or the Board shall, in such manner as it may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of shares of Stock that may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price, or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee or Board determines to be appropriate.
     (ii) Adjustments in Case of Certain Corporate Transactions. In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation, or other form of corporate transaction in which the Company does not survive, or in which the shares of Stock are exchanged for or converted into securities issued by another entity, then the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor or acquiring entity or an affiliate thereof, does not cause such an assumption or substitution, then each Option shall terminate upon the consummation of sale, merger, consolidation, or other corporate transaction. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that are then exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of the transaction.
     (iii) Other Adjustments. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity, or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, or Stock Appreciation Rights hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
          (d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
          (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.
          (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards, or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.
          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).
          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
          (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the state of Nevada without giving effect to principles of conflicts of laws, and applicable federal law.
          (k) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable Nasdaq requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained except with respect to Awards granted by the Company prior to the Company’s first shareholder meeting and that are otherwise in compliance with Treasury Regulations Section 1.162-27(f)(4)(iii). The Plan shall terminate on the earlier of (i) ten (10) years from the date of the later of (x) the date this Plan was originally approved by the Board or the shareholders of the Company, whichever is earlier and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders) or (ii) at such time as no shares of Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.
     10. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.
          (a) “Automatic Options” means as defined in Section 8(a).
          (b) “Award” means any Option, Stock Appreciation Right (including Limited Stock Appreciation Right), Restricted Stock, Stock granted as a bonus or in lieu of another award, or Other Stock-Based Award, together with any other right or interest, granted to a Participant under the Plan.
          (c) “Beneficiary” means the person, persons, trust, or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.
          (d) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.
          (e) “Board” means the Company’s Board of Directors.

          (f) “Change in Control” means a Change in Control as defined with related terms in Section 8 of the Plan.
          (g) “Change in Control Price” means the amount calculated in accordance with Section 7(c) of the Plan.
          (h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
          (i) “Committee” means a committee designated by the Board to administer the Plan. The Board may designate more than one committee to administer the Plan as to various categories of Eligible Persons. The Committee shall consist of at least two directors, and each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code, provided, when appropriate, a Committee shall satisfy the then requirements of any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted.
          (j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
          (k) “Continuous Service” means uninterrupted provision of services to the Company in any capacity of Employee, Director, or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee Director, or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
          (l) “Corporate Transaction” means a Corporate Transaction as defined in Section 7(b)(i) of the Plan.
          (m) “Covered Employee” shall have the meaning ascribed to such term under Section 162(m) of the Code.
          (o) “Director” means a member of the Board or the board of directors of any Related Entity.
          (p) “Effective Date” means the effective date of the Plan, which shall be the date the Plan is adopted by the shareholders of the Company.
          (q) “Eligible Person” means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors, and Employees of the Company or of any Related Entity, and Consultants with the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.
          (r) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The Payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
          (s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (t) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.
          (u) “Fair Market Value” means the fair market value of Stock, Awards, or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date after which the Company is a Publicly Held Corporation shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
          (v) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
          (w) “Incumbent Board” means the Incumbent Board as defined in Section 7(b)(ii) of the Plan.
          (x) “Limited Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.
          (y) “Option” means a right granted to a Participant under Section 5(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
          (z) “Optionee” means a person to whom an Option or Incentive Stock Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
          (aa) “Other Stock-Based Awards” means Awards granted to a Participant under Section 5(f) hereof.
          (bb) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
          (cc) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
          (dd) “Related Entity” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Board or the Committee.
          (ee) “Restricted Stock” means Stock granted to a Participant under Section 5(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.
          (ff) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
          (gg) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
          (hh) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.
          (ii) “Subsidiary” means a “subsidiary corporation” whether now or hereafter existing, as defined in Section 424(f) of the Code.

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SMITH & WESSON HOLDING CORPORATION			For	Withhold	For All
			All	All	Except
Vote on Directors
1.	PROPOSAL 1: ELECTION OF DIRECTORS: To elect as directors all of the nominees listed below to serve until our next annual meeting of stockholders and until their successors are elected and qualified:		☐	☐	☐

Nominees:

	01) Barry M. Monheit	05) John B. Furman
	02) Robert L. Scott	06) Mitchell A. Saltz
	03) Michael F. Golden	07) I. Marie Wadecki
04) Robert H. Brust

Vote on Proposals			For	Against	Abstain
2.	PROPOSAL 2: To approve our 2011 Employee Stock Purchase Plan to replace our expiring 2001 Employee Stock Purchase Plan.		☐	☐	☐

3.	PROPOSAL 3: To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2011 (“say-on-pay”).		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

4.	PROPOSAL 4: To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”).	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	For	Against	Abstain

5.
PROPOSAL 5: To approve the material terms of the performance goals under our 2004 Incentive Stock Plan, as amended, so as to take advantage of the benefits of Section 162(m) of the Internal Revenue Code.
	☐	☐	☐

6.
PROPOSAL 6: To ratify the appointment of BDO USA, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2012.
	☐	☐	☐

and upon such matters which may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted FOR all directors, FOR proposals 2, 3, 5, and 6, and 1 YEAR on proposal 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M37807-P15438

SMITH & WESSON HOLDING CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2011 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 26, 2011
The undersigned stockholder of SMITH & WESSON HOLDING CORPORATION, a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated August 17, 2011, and hereby appoints Barry M. Monheit and Michael F. Golden, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of the Company, to be held on Monday, September 26, 2011, at 9:00 a.m., local time, at 2375 East Camelback Road, Suite 700, Phoenix, Arizona, and at any adjournment or postponement thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the nominee directors; FOR the approval of our 2011 Employee Stock Purchase Plan, FOR the say-on-pay proposal, 1 YEAR on the say-on-frequency proposal, FOR the approval of the material terms of the performance goals under our 2004 Incentive Stock Plan so as to take advantage of the benefits of Section 162(m), and FOR the ratification of the appointment of BDO USA, LLP as the independent registered public accountant of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.
A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE DIRECTORS, “FOR” THE APPROVAL OF OUR 2011 EMPLOYEE STOCK PURCHASE PLAN, “FOR” THE SAY-ON-PAY PROPOSAL, “1 YEAR” ON THE SAY-ON-FREQUENCY PROPOSAL, “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 2004 INCENTIVE STOCK PLAN SO AS TO TAKE ADVANTAGE OF THE BENEFITS OF SECTION 162(m), AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF OUR COMPANY FOR THE FISCAL YEAR ENDING APRIL 30, 2012.
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.